Exhibit 10.25
Private & Confidential
Dated 30 September 2009

SECOND SUPPLEMENTAL AGREEMENT
relating to
a Loan of
up to US$222,000,000
to
CREIGHTON DEVELOPMENT INC.
LEWISHAM MARITIME INC.
PULFORD OCEAN INC.
RAYFORD NAVIGATION CORP.
ROSSINGTON MARINE CORP.
and
QUEX SHIPPING INC.
as joint and several Borrowers
provided by
THE BANKS AND FINANCIAL INSTITUTIONS
listed in schedule 1
Agent, Security Agent and Account Bank
CITIBANK INTERNATIONAL PLC

THIS SECOND SUPPLEMENTAL AGREEMENT is dated 30 September 2009 and made BETWEEN:
(1)	CREIGHTON DEVELOPMENT INC., a company incorporated in the British Virgin Islands (the “Creighton Borrower”);

(2)	LEWISHAM MARITIME INC., a company incorporated in the British Virgin Islands (the “Lewisham Borrower”);

(3)	PULFORD OCEAN INC., a company incorporated in the British Virgin Islands (the “Pulford Borrower”);

(4)	RAYFORD NAVIGATION CORP., a company incorporated in the British Virgin Islands (the “Rayford Borrower”);

(5)	ROSSINGTON MARINE CORP., a company incorporated in the British Virgin Islands (the “Rossington Borrower”);

(6)	QUEX SHIPPING INC., a company incorporated in the British Virgin Islands (the “Quex Borrower” and, together with the Creighton Borrower, the Lewisham Borrower, the Pulford Borrower, the Rayford Borrower and the Rossington Borrower, the “Borrowers” and each a “Borrower”);

(7)	THE BANKS AND FINANCIAL INSTITUTIONS listed as Banks in schedule 1 (together the “Banks”);

(8)	CITIBANK INTERNATIONAL PLC as agent (in such capacity the “Agent”), security agent (in such capacity the “Security Agent”) and account bank (in such capacity the “Account Bank”);

(9)	BULK ENERGY TRANSPORT (HOLDINGS) LIMITED, a corporation incorporated in the Marshall Islands as Corporate Guarantor (the “Corporate Guarantor”); and

(10)	ENTERPRISES SHIPPING AND TRADING SA, a corporation incorporated in the Republic of Liberia (which has established a branch office in Greece under Greek Law 89/1967 as amended from time to time) as Manager (the “Manager”).
WHEREAS:
(A)	this Agreement is supplemental to:
(a)	a facility agreement dated 26 June 2007 as amended and supplemented by a supplemental agreement dated 16 October 2007 and a supplemental letter dated 10 July 2008 (together the “Principal Agreement”) made between (inter alios) (1) the Borrowers, as joint and several borrowers, (2) the Banks, (3) the Agent, (4) the Security Agent, (5) the Account Bank and (6) the Arranger, relating to a loan facility of up to Two hundred and twenty two million Dollars ($222,000,000), of which the principal amount outstanding at the date hereof is One hundred and forty three million, ninety nine thousand four hundred and fifty five Dollars and

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fifty ($143,099,455.50), advanced by the Banks to the Borrowers for the purposes stated therein; and
(b)	a corporate guarantee dated 26 June 2007 (the “Principal Corporate Guarantee”) made between the Corporate Guarantor and the Security Agent in respect of the obligations of the Borrowers to the Creditors under the Principal Agreement;
(B)	the Borrowers and the Corporate Guarantor have requested that the Creditors consent to:
(a)	the appointment of Enterprises Shipping and Trading SA as technical manager of the Ships;

(b)	the appointment of Safbulk Maritime S.A. as commercial manager of the Ships;

(c)	the temporary reduction of the Security Requirement during the Amendment Period;

(d)	the temporary reduction of the minimum Equity Ratio requirement contained in clause 5.3.1 of the Principal Corporate Guarantee during the Amendment Period;

(e)	the transfer of all of the shares held by Constellation Bulk Energy Holdings Inc. in the Corporate Guarantor (being, on the date of this Agreement, 250 shares constituting 50% of the total issued share capital of the Corporate Guarantor) to Seanergy; and

(f)	certain other amendments to the terms of the Principal Agreement and the Principal Corporate Guarantee; and
(C)	this Agreement sets out (inter alia) the terms and conditions upon which the Creditors shall, at the request of the Borrowers and the Corporate Guarantor, agree to the above amendments and other arrangements.
NOW IT IS HEREBY AGREED as follows:
1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.
1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Amendment Period” means the period commencing on 30 June 2009 and ending on 30 June 2010 inclusive;

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“BET Account” means the interest bearing Dollar account of the Corporate Guarantor opened with the Account Bank with account number 0/444257/016 designated “BET Account” and includes any sub-accounts thereof;

“BET Account Pledge” means the first priority pledge over the BET Account executed or (as the context may require) to be executed between the Corporate Guarantor, the Banks, the Agent and the Account Bank in such form as the Agent (acting on the instructions of the Majority Banks) may in its absolute discretion require;

“Commercial Manager” means Safbulk Maritime S.A. of the Marshall Islands and includes its successors in title;

“Corporate Guarantee” means the Principal Corporate Guarantee as amended by this Agreement;

“Creditors” means, together, the Agent, the Security Agent, the Account Bank and the Banks and “Creditor” means any of them;

“Effective Date” means the date, no later than 30 September 2009, on which the Agent notifies the Borrowers in writing that the Agent has received the documents and evidence specified in clause 5 and schedule 2 in a form and substance satisfactory to it;

“Facility Agreement” means the Principal Agreement as amended and restated by this Agreement;

“New Manager’s Undertakings” means, together, each of the two letters of undertaking in respect of each Ship, one executed or (as the context may require) to be executed by each of the Manager and the Commercial Manager in favour of the Security Agent in respect of each Ship, each in the form set out in schedule 5;

“New Security Documents” means, together, the Share Pledges, the BET Account Pledge and the New Manager’s Undertakings;

“Relevant Documents” means this Agreement and the New Security Documents;

“Relevant Parties” means the Borrowers, the Corporate Guarantor, the Manager, the Commercial Manager or, where the context so requires or permits, means any or all of them;

“Seanergy” means Seanergy Maritime Holding Corp. a company incorporated in the Republic of the Marshall Islands and whose shares are, on the date of this Agreement, trading and listed on NASDAQ, and includes its successors in title; and

“Share Pledge” means, in relation to a Borrower, the pledge of all the issued shares of such Borrower executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Agent in the form set out in schedule 4 and “Share Pledges” means any or all of them; and

“Ultimate Shareholder” means each of the persons notified by the Borrowers prior to the date of this Agreement to the Creditors, and accepted in writing by the Creditors in their sole discretion, to be, on the date of this Agreement and on the Effective Date, the

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ultimate beneficial owners of at least 50.1% of the total issued voting share capital of Seanergy and “Ultimate Shareholders” means any or all of them.
1.3	Principal Agreement and Principal Corporate Guarantee

1.3.1	References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.3.2	References in the Principal Corporate Guarantee to “this Guarantee”, shall with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Corporate Guarantee as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Corporate Guarantee, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clauses 1.3 to 1.6 (inclusive) of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to “this Agreement” were references to this Agreement.

2	Consent of the Creditors

2.1	Consent

The Creditors, relying upon the representations and warranties on the part of the Borrowers and the Corporate Guarantor contained in clause 4, agree with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 30 September 2009 of the conditions contained in clause 5 and schedule 2, the Creditors:
(a)	agree and consent to the matters set out in paragraphs (a) — (e) of Recital (B) above;

(b)	agree and consent to the amendment and restatement of the Principal Agreement on the terms set out in clause 3.1 and to the amendment of the Principal Corporate Guarantee on the terms set out in clause 3.2; and

(c)	waive, for the avoidance of doubt, any breach of clause 5.3.1 of the Principal Corporate Guarantee and any shortfall in the Security Value under clause 8.2.1 of the Principal Agreement, as they may have occurred prior to the Effective Date Provided however that, for the avoidance of doubt, such waiver shall not prejudice the Creditors’ right to demand compliance by the Security Parties, and the Security Parties’ obligation to comply, with such clauses and provisions at

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any time after the Effective Date (as such provisions are, during the Amendment Period, amended by this Agreement).
2.2	Release of Creighton Borrower

The Creditors hereby agree that, with effect on and from the Effective Date, the Creighton Borrower be (and it is hereby) released from its obligations arising under the Principal Agreement and the other Security Documents to which it is a party (in so far as any such Security Documents has not been discharged already).

2.3	Payments

The Creditors and the Borrowers also hereby agree that, in consideration of the Creditors’ consent referred to in clause 2.1, the Borrowers jointly and severally agree:
(a)	to pay to the Agent the restructuring fee referred to in clause 7.1 in the amount, at the time and in the manner referred to in such clause 7.1;

(b)	to prepay, on or prior to the date of this Agreement, a part of the Loan in the amount of $20,000,000 which shall be applied in accordance with clause 4.5.3 of the Agreement; and

(c)	that failure by the Borrowers or any of them to pay the amounts referred to in paragraphs (a) and (b) above at the times required therein and in this Agreement shall constitute an Event of Default under the Principal Agreement.
3	Amendments to Principal Agreement and to Principal Corporate Guarantee

3.1	Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the form of the amended and restated Facility Agreement set out in schedule 3 and (as so amended) will continue to be binding upon the Creditors and the Borrowers upon such terms as so amended).

3.2	Amendments to Principal Corporate Guarantee

3.2.1	The Principal Corporate Guarantee shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions (and the Principal Corporate Guarantee (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.2.2	by inserting the following new definitions of “Amendment Period” and “BET Account” in clause 1.2 of the Principal Corporate Guarantee in the correct alphabetical order:

““Amendment Period” means the period commencing on 30 June 2009 and ending on 30 June 2010 inclusive;

“BET Account” means the interest bearing Dollar account of the Guarantor opened with the Account Bank with account number 0/444257/016 designated “BET Account” and includes any sub-accounts thereof;”;

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3.2.3	by deleting the words “and” at the end of clause 4.1.11 of the Principal Corporate Guarantee, by replacing the full stop at the end of clause 4.1.12 and by inserting in its place a semi-colon, and by inserting immediately after such clause 4.1.12 the following new clause 4.13:
“4.1.13	Assets

as at the date of the Second Supplemental Agreement and the Effective Date (as defined therein), the Guarantor has no assets other than (a) the shares of the Borrowers which constitute the subject matter of each of the Share Pledges and (b) cash balances (if any) standing to the credit of the BET Account.”;
3.2.4	by deleting clause 5.2.1 of the Principal Corporate Guarantee and by replacing it with the following new clause 5.2.1:
“5.2.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of the Guarantor or any other person absolutely, it being understood for the avoidance of doubt, that nothing in this clause shall restrict (a) the right of the Guarantor, at any time after the Amendment Period, to issue guarantees in favour of any person or (b) the rights of any Subsidiaries of the Guarantor to create, at any time after the Amendment Period, Encumbrances over their undertakings, assets, rights or revenues for any reason whatsoever at any other time other than the Amendment Period;
3.2.5	by deleting the full-stop at the end of clause 5.2.4 of the Principal Corporate Guarantee and replacing with the words “; and” and by inserting immediately after such clause 5.2.4 the following new clause 5.2.5:
“5.2.5	Dividends

purchase or otherwise acquire for value any shares of its capital or declare, pay or make any dividends or distributions to any of its shareholders during, by reference to, or in respect of, the period between 30 June 2009 and 30 June 2010 (or during or by reference to any financial period falling within such period).”;
3.2.6	by deleting clause 5.3.1 of the Principal Corporate Guarantee in its entirety and by replacing it with the following new clause 5.3.1:
“5.3.1	The Guarantor undertakes that it will ensure that:
(a)	subject to paragraph (b) below, the Equity Ratio will not be, at the end of any Accounting Period or at any other time, lower than 0.3:1.0; and

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(b)	at the end of the Accounting Periods ending on 31 December 2009 and 30 June 2010 and at any other times during such Accounting Periods, the Equity Ratio will not be lower than 0.175:1.0.”; and
3.2.7	by inserting the following new clause 5.4 and clause 5.5 in the Principal Corporate Guarantee immediately after clause 5.3:
“5.4	Amendment Period negative undertakings

The Guarantor undertakes with the Security Agent that, throughout the Amendment Period, it will not, without the prior written consent of the Security Agent (which in the case of clause 5.4.5, shall not be unreasonably withheld):
5.4.1 Disposals
sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not;
5.4.2 No borrowing
incur any Borrowed Money except for (a) Borrowed Money pursuant to the Security Documents or (b) money borrowed from the Borrowers or any of them on terms expressly permitted by clause 8.3.10 of the Agreement;
5.4.3 Repayment of borrowings
repay or prepay the principal of, or pay interest on or any other sum in connection with, any of its Borrowed Money except for (a) Borrowed Money pursuant to the Security Documents or (b) Borrowed Money owing to the Borrowers or any of them;
5.4.4 Guarantees
issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except (a) pursuant to the Security Documents or (b) for or in respect of obligations of the Borrowers or any of them;
5.4.5 Acquisitions and Subsidiaries
form or acquire any Subsidiaries or acquire any further assets other than those it owns on the date of the Second Supplemental Agreement;
5.4.6 Obligations
incur any obligations except for obligations arising under the Security Documents and the Underlying Documents;
5.4.7 Loans

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make any loans or grant any credit to any person or agree to do so except for (a) normal trade credit in the ordinary course of business or (b) loans made to the Borrowers or any of them on terms expressly permitted by clause 8.3.7 of the Agreement; or
5.4.8 Sureties
permit any of its Indebtedness to be guaranteed by any person.
5.5	BET Account

5.5.1	The Guarantor undertakes with the Security Agent that it will procure that all moneys payable to the Guarantor at any time during the Amendment Period and for whatever reason shall, unless and until the Security Agent (acting on the instructions of the Majority Banks) agrees in writing, be paid at all times to the BET Account.

5.5.2	Unless and until an Event of Default shall occur and the Security Agent (acting on the instructions of the Majority Banks) shall direct to the contrary, the Guarantor may withdraw moneys from the BET Account during the Amendment Period only for purposes which are expressly permitted and which are not prohibited by the terms of this Guarantee (and always subject to the terms of the Security Documents).”.
3.3	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement, the Principal Corporate Guarantee and the other Security Documents shall continue in full force and effect and (a) the Principal Agreement and this Agreement shall be read and construed as one instrument and (b) the Principal Corporate Guarantee and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Borrowers and the Corporate Guarantor represents and warrants to the Creditors that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Corporate Guarantee were true and correct on the date of the Principal Agreement and the Corporate Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate,

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shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;
4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Security Interest (other than a Permitted Security Interest) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the BET Account Pledge) and the choice of Greek law to govern the BET Account Pledge, and the submissions by the Relevant Parties therein to the non-exclusive jurisdiction of the English or the Greek courts are valid and binding;

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same; and

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4.1.8	Shareholdings
(a)	the Ultimate Shareholders are the ultimate beneficial owners of at least 50.1% of the issued voting share capital of Seanergy;

(b)	Seanergy is, directly, the legal and beneficial owner of 50% of the issued voting share capital of the Corporate Guarantor;

(c)	the Ultimate Shareholders are (indirectly through Mineral Transport Holdings Inc.) the ultimate beneficial owners of the remaining 50% of the issued voting share capital of the Corporate Guarantor; and

(d)	each of the Borrowers is a wholly-owned direct Subsidiary of the Corporate Guarantor.
4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 4 of the Corporate Guarantee and clause 7 of the Principal Agreement (as amended by this Agreement) shall be deemed to be repeated by the Borrowers and the Corporate Guarantor, respectively, on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The consents and waiver of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent.

5.2	General conditions precedent

The consents and waiver of the Creditors referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Event of Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Banks and the Agent and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part with or without conditions.

6	Security Parties’ confirmations

6.1	Guarantee

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The Corporate Guarantor hereby confirms its consent to the amendments to the Principal Agreement hereunder and the other arrangements referred to in clause 2 and to the release of the Creighton Borrower pursuant to clause 2.2, and agrees that:

6.1.1	the Principal Corporate Guarantee and the obligations of the Corporate Guarantor thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Principal Agreement contained in this Agreement and the other arrangements referred to in clause 2 and the release of the Creighton Borrower pursuant to clause 2.2; and

6.1.2	with effect from the Effective Date, references in the Principal Corporate Guarantee to “the Facility Agreement” or “the Agreement” or “the Loan Agreement” shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.

6.2	Security Documents

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement hereunder and the other arrangements referred to in clause 2 and to the release of Creighton Borrower pursuant to clause 2.2, and agrees that:

6.2.1	the Security Documents to which such Relevant Party is a party and the obligations of the relevant Relevant Party thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Principal Agreement and the Principal Corporate Guarantee contained in this Agreement and the other arrangements referred to in clause 2 and to the release of the Creighton Borrower pursuant to clause 2.2; and

6.2.2	with effect from the Effective Date, references in the Security Documents to which such Relevant Party is a party to “the Facility Agreement” or “the Agreement” or “the Loan Agreement” or the “Corporate Guarantee” or the “Guarantee” in any shall henceforth be references to the Principal Agreement and the Principal Corporate Guarantee, respectively, as each is amended by this Agreement and, in each case, as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers and the Corporate Guarantor.

7	Fees and expenses

7.1	Fees

The Borrowers hereby, jointly and severally agree to pay to the Agent for the account of the Banks (pro rata in accordance with their Contributions), a restructuring fee of $286,198.91 on or before the date of this Agreement. The fee referred to in this clause 7.1 is non-refundable.

7.2	Expenses

The Borrowers hereby, jointly and severally agree to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:

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7.2.1	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the New Security Documents and any discharge or release documents required to be executed by the Creditors or any of them pursuant to clause 2 and of any amendment or extension of or the granting of any waiver or consent under this Agreement, the New Security Documents or any such discharge or release documents;

7.2.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the New Security Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the New Security Documents, together with interest at the rate and in the manner referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.4	Stamp and other duties

The Borrowers agree, jointly and severally, to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and the New Security Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrowers or any of them to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 17 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Borrowers, the Corporate Guarantor or any of them hereunder shall be sent to the same address as the address indicated for the “Borrowers” in the said clause 17.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3	Borrowers’ obligations

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Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that any of the other Borrowers which were intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrowers and whether or not the deficiency is known to the Creditors or any of them. The Creditors shall be at liberty to release any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Creditors or any of them against the other Borrowers.

9	Applicable law

9.1	Law

This Agreement is governed by and shall be construed in accordance with English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers E.J.C. Album, Solicitor at present of Exchange Tower (10th floor), 1 Harbour Exchange Square, London E14 9GE, England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings, and each of the Relevant Parties further undertakes that, in the event that such individual passes away or cannot be found, each of the Relevant Parties hereby irrevocably and unconditionally authorises the Agent to designate, appoint and empower on their behalf, Messrs Cheeswrights at their then principal place of business in London, as substitute process agents of E.J.C. Album for the purposes of this clause. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement.

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

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Schedule 1
Names and addresses of the Banks

Name	Address

Citibank International plc	47 — 49 Akti Miaouli 185 36 Piraeus Greece

Alpha Bank A.E.	Piraeus Shipping Division 960 89 Akti Miaouli 185 35 Piraeus Greece

Credit Suisse	St. Alban-Graben 1-3 P.O. Box CH4002 Basle Switzerland

The Governor and Company of the Bank of Ireland	Head Office Lower Baggot Street Dublin 2 Ireland

Samba Financial Group, London Branch	Nigthtingale House 65 Curzon Street Mayfair London W1J 8PF England

Agricultural Bank of Greece S.A., Piraeus Branch	37 Iroon Politechniou Street 185 32 Piraeus Greece

FBB-First Business Bank S.A.	Shipping Division 62 Notara & Sotiros Dios Street 185 35 Piraeus Greece

Scotiabank Europe plc	Scotiabank Europe PLC Scotia House 33 Finsbury Square London EC1A 1BB

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Schedule 2
Documents and evidence required as conditions precedent
(referred to in clause 5.1)
1	Corporate authorisation

In relation to each of the Relevant Parties (save for the Creighton Borrower):
(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary’s certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and, if required, its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party’s obligations thereunder, certified by an officer of the Relevant Parties as:
(i)	being true and correct;

(ii)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,
together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified by an officer of such Relevant Party to be true, complete and up to date.

15

2	Consents

a certificate from an officer of each of the Relevant Parties (other than the Creighton Borrower) stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditors and the Creighton Borrower) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3	Legal opinions

such legal opinions in relation to the laws of the Marshall Islands, Liberia and the British Virgin Islands and any other legal opinion as the Agent shall in its reasonable discretion deem appropriate;

4	Process agent

an original or certified true copy of a letter from each Relevant Party’s agent for receipt of service of proceedings accepting its appointment under this Agreement and each of the New Security Documents in which it is or is to be appointed as such Relevant Party’s agent;

5	Fee

payment by the Borrowers of the fee payable by the Borrowers under clause 7.1;

6	Prepayment

evidence in a form satisfactory in all respects to the Agent that the Borrowers have made the prepayment required under clause 2.3 and have utilised for such prepayment fresh equity contributions paid into the Group (and in any event not any moneys standing to the credit of the Accounts or which constitute proceeds from the operations and cash flow of the Ships or retained earnings, dividends or balances of the Corporate Guarantor from previous financial periods);

7	Interest payments

payment by the Borrowers of any amount of interest due and payable to the Banks as a result of the retroactive increase of the Margin under this Agreement with effect from 1 July 2009, such that any increased portion of the Margin for the period between 1 July 2009 and the Effective Date which remains unpaid, has been paid in full by the Borrowers;

8	New Security Documents

the New Security Documents (together with any documents and evidence required to be executed or delivered thereunder) duly executed;

16

9	Registration forms

such statutory forms duly signed by the Borrowers and any Relevant Party to the Relevant Documents as may be required by the Agent to perfect the security contemplated by the New Security Documents.

17

Schedule 3
Form of Amended and restated Facility Agreement

18

Private & Confidential
LOAN AGREEMENT
for a
Loan of up to US$222,000,000
to
CREIGHTON DEVELOPMENT INC.
LEWISHAM MARITIME INC.
PULFORD OCEAN INC.
RAYFORD NAVIGATION CORP.
ROSSINGTON MARINE CORP.
and
QUEX SHIPPING INC.
provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1
Arranger
CITIGROUP GLOBAL MARKETS LIMITED
Agent, Security Agent and Account Bank
CITIBANK INTERNATIONAL PLC

THIS AGREEMENT is dated 26 June 2007 as amended and supplemented by a supplemental agreement dated 16 October 2007 and a supplemental letter dated 10 July 2008 and as further amended and restated by a supplemental agreement dated            September 2009 and made BETWEEN:
(1)	CREIGHTON DEVELOPMENT INC., LEWISHAM MARITIME INC., PULFORD OCEAN INC., RAYFORD NAVIGATION CORP., ROSSINGTON MARINE CORP. and QUEX SHIPPING INC. as joint and several Borrowers;

(2)	CITIGROUP GLOBAL MARKETS LIMITED as Arranger;

(3)	CITIBANK INTERNATIONAL PLC as Agent, and Account Bank;

(4)	CITIBANK INTERNATIONAL PLC as Security Agent; and

(5)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as Banks.
IT IS AGREED as follows:
1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers, jointly and severally, in six (6) Advances, a loan of up to Two hundred and twenty two million Dollars ($222,000,000) for the purpose of financing part of the acquisition cost of the Ships.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means Citibank International plc of 33 Canada Square, Canary Wharf, London E14 5LB, England, acting for the purposes of this Agreement through its offices at 47-49 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other bank as may be designated by the Agent as the Account Bank for the purposes of this Agreement and includes its successors in title;

“Account Pledges” means, together, the Earnings Account Pledges, the BET Account Pledge and the Retention Account Pledge and “Account Pledge” means any of them;

“Accounts” means, together, the Earnings Accounts, the BET Account and the Retention Account and “Account” means any of them;

“Advance” means each borrowing of a proportion of the Total Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing and:
(a)	in relation to Fighter and/or the Fighter Borrower, it means the Fighter Advance;

(b)	in relation to Commander and/or the Commander Borrower, it means the Commander Advance;

(c)	in relation to Intruder and/or the Intruder Borrower, it means the Intruder Advance;

(d)	in relation to Performer and/or the Performer Borrower, it means the Performer Advance;

(e)	in relation to Prince and/or the Prince Borrower, it means the Prince Advance; or

(f)	in relation to Scouter and/or the Scouter Borrower, it means the Scouter Advance, and “Advances” means any or all of them;

“Agent” means Citibank International plc of 33 Canada Square, Canary Wharf, London E14 5LB, England, acting for the purposes of this Agreement through its office at 4 Harbour Exchange Square, 2nd Floor, London E14 9GE, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent by the Banks pursuant to clause 16.13 and includes its successors in title;

“Applicable Accounting Principles” means the most recent and up-to-date US GAAP applicable at any time;

“Approved Shipbrokers” means, together, H. Clarkson & Co. Ltd., Simpson Spence & Young Ltd., RS Platou Shipbrokers AS, Galbraith’s Ltd., Braemar Seascope Valuations Ltd., Fearnleys A/S and PF Bassoe AS & Co. and includes their respective successors in title and “Approved Shipbroker” means any of them;

“Arranger” means Citigroup Global Markets Limited of 33 Canada Square, Canary Wharf, London E14 5LB, England acting for the purposes of this Agreement through its offices at 33 Canada Square, Canary Wharf, London E14 5LB, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“Balloon Instalment” has the meaning ascribed thereto in clause 4.1;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Basel, Dublin, Athens, Piraeus and New York City (or any other relevant place of payment under clause 6);

“Banks” means the banks and financial institutions listed in schedule 1 and includes their respective successors in title and Transferee Banks and “Bank” means any of them;

“BET Account” means the interest bearing Dollar account of the Corporate Guarantor with account number 0/444257/016 opened with the Account Bank and includes any sub-accounts thereof;

“BET Account Pledge” means the first priority pledge over the BET Account executed or (as the context may require) to be executed between the Corporate Guarantor, the Banks, the Agent and the Account Bank in such form as the Agent (acting on the instructions of the Majority Banks) may reasonably require:

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrowers” means, together, the Fighter Borrower, the Commander Borrower, the Intruder Borrower, the Performer Borrower, the Prince Borrower and the Scouter Borrower and:
(a)	in relation to the Fighter Advance and/or Fighter, it means the Fighter Borrower;

(b)	in relation to the Commander Advance and/or Commander, it means the Commander Borrower;

(c)	in relation to the Intruder Advance and/or Intruder, it means the Intruder Borrower;

(d)	in relation to the Performer Advance and/or Performer, it means the Performer Borrower;

(e)	in relation to the Prince Advance and/or Prince, it means the Prince Borrower; or

(f)	in relation to the Scouter Advance and/or Scouter, it means the Scouter Borrower, and “Borrower” means any of them;

“Borrowers’ Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by any of the Borrowers at such time;

“Classification” means, in relation to each Ship, the highest class available for a vessel of her type with the relevant Classification Society or such other classification as the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Classification Society” means, in relation to each Ship, Bureau Veritas or such other classification society which the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Commander” means the, 1991-built, 149,507 dwt motor vessel Bet Commander registered in the ownership of the Commander Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Commander Advance” means an Advance of up to Thirty five million Dollars ($35,000,000) made available to the Borrowers for the purpose of financing part of the acquisition cost of Commander by the Commander Borrower pursuant to the Commander Contract;

“Commander Borrower” means Quex Shipping Inc. of P.O. Box 3174, Road Town, Tortola, British Virgin Islands and includes its successors in title;

“Commander Contract” means the memorandum of agreement dated 19 December 2006 made between the Commander Seller and the Commander Borrower, relating to the sale by the Commander Seller, and the purchase by the Commander Borrower, of Commander;

“Commander Contract Price” means the purchase price of Commander under the Commander Contract being $50,000,000 or such other amount determined by the Agent to be the purchase price for Commander under the Commander Contract;

“Commander Deed of Covenant” means the deed of covenant collateral to the Commander Mortgage dated 17 December 2007 executed by the Commander Borrower in favour of the Security Agent;

“Commander Earnings Account” means the interest bearing Dollar account of the Commander Borrower opened with the Account Bank with account number 0/444312/017 and includes any sub-accounts thereof;

“Commander Earnings Account Pledge” means the first priority pledge over the Commander Earnings Account dated 17 December 2007 executed between the Commander Borrower, the Banks, the Agent and the Account Bank;

“Commander Management Agreement” means each agreement made or (as the context may require) to be made between the Commander Borrower (or the Corporate Guarantor on its behalf) and a Manager or any other agreement made between them in a form previously approved in writing by the Agent providing (inter alia) for that Manager to manage Commander;

“Commander Mortgage” means the first priority statutory Isle of Man mortgage of Commander dated 17 December 2007 executed by the Commander Borrower in favour of the Security Agent;

“Commander Seller” means Corfield Financial Holdings Inc. of the British Virgin Islands and includes its successors in title;

“Commitment” means, in relation to each Bank, the amount set out opposite its name in the column headed “Commitment” in schedule 1 and/or, in the case of a Transferee Bank, the amount transferred as specified in the relevant Transfer Certificate, in each case as reduced by any relevant term of this Agreement;

“Compulsory Acquisition” means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of such Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Contract” means:
(a)	in relation to Fighter, the Fighter Contract;

(b)	in relation to Commander, the Commander Contract;

(c)	in relation to Intruder , the Intruder Contract;

(d)	in relation to Performer, the Performer Contract;

(e)	in relation to Prince, the Prince Contract; or

(f)	in relation to Scouter, the Scouter Contract,
and “Contracts” means any or all of them;

“Contract Price” means:
(a)	in relation to Fighter, the Fighter Contract Price;

(b)	in relation to Commander, the Commander Contract Price;

(c)	in relation to Intruder, the Intruder Contract Price;

(d)	in relation to Performer, the Performer Contract Price;

(e)	in relation to Prince, the Prince Contract Price; or

(f)	in relation to Scouter, the Scouter Contract Price,
and “Contract Prices” means any or all of them;

“Contribution” means, in relation to each Bank, the principal amount owing to such Bank at any relevant time;

“Corporate Guarantee” means the corporate guarantee dated 26 June 2007 executed by the Corporate Guarantor in favour of the Security Agent;

“Corporate Guarantor” means Bulk Energy Transport (Holdings) Limited of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Creditors” means, together, the Arranger, the Agent, the Account Bank, the Security Agent and the Banks and “Creditor” means any of them;

“Deed of Covenant” means:
(a)	in relation to Fighter, the Fighter Deed of Covenant;

(b)	in relation to Commander, the Commander Deed of Covenant;

(c)	in relation to Intruder, the Intruder Deed of Covenant;

(d)	in relation to Performer, the Performer Deed of Covenant;

(e)	in relation to Prince, the Prince Deed of Covenant; or

(f)	in relation to Scouter, the Scouter Deed of Covenant,
and “Deeds of Covenant” means any or all of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time (or any combination thereof) would constitute an Event of Default;

“Delivery” means, in relation to each Ship, the delivery of such Ship from the relevant Seller to the relevant Borrower pursuant to the relevant Contract;

“Delivery Date” means, in relation to each Ship, the date on which the Delivery of such Ship occurs;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to each Advance, any date, being a Banking Day falling during the Drawdown Period, on which the relevant Advance is, or is to be, made available;

“Drawdown Notice” means, in relation to each Advance, a notice substantially in the form of schedule 2 in respect of such Advance;

“Drawdown Period” means the period commencing on the date of this Agreement and ending on the earlier of (a) the Termination Date, (b) the date (if any) on which the aggregate amount of the Advances is equal to the Total Commitment or (c) the date on which the Total Commitment is reduced to zero pursuant to clauses 4.3, 10.2 or 12.1;

“Earnings Account” means:

(a)	in relation to Fighter, the Fighter Earnings Account;

(b)	in relation to Commander, the Commander Earnings Account;

(c)	in relation to Intruder, the Intruder Earnings Account;

(d)	in relation to Performer, the Performer Earnings Account;

(e)	in relation to Prince, the Prince Earnings Account, or

(f)	in relation to Scouter, the Scouter Earnings Account,
and “Earnings Accounts” means any or all of them;

“Earnings Account Pledge” means:
(a)	in relation to the Fighter Earnings Account, the Fighter Earnings Account Pledge;

(b)	in relation to the Commander Earnings Account, the Commander Earnings Account Pledge;

(c)	in relation to the Intruder Earnings Account, the Intruder Earnings Account Pledge;

(d)	in relation to the Performer Earnings Account, the Performer Earnings Account Pledge;

(e)	in relation to the Prince Earnings Account, the Prince Earnings Account Pledge; or

(f)	in relation to the Scouter Earnings Account, the Scouter Earnings Account Pledge,
and “Earnings Account Pledges” means any or all of them;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Environmental Affiliate” means any agent or employee of any Borrower or any person having a contractual relationship with any Borrower in connection with any Ship or its operation or the carriage of cargo thereon;

“Environmental Claim” means:
(a)	any and all enforcement, clean-up, removal or other governmental or regulatory action or order or claim instituted or made pursuant to any Environmental Law resulting from a Spill from any Ship; and/or

(b)	any claim made by any other person relating to a Spill from any Ship n excess of One million five hundred thousand Dollars ($1,500,000);
“Environmental Incident” means any Spill:
(a)	from any Ship; or

(b)	from any other vessel in circumstances where:
(i)	any Ship or its owner, operator or manager may be liable for Environmental Claims arising from that Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(ii)	any Ship may be arrested or attached in connection with any such Environmental Claims;
“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Ship pertaining to the pollution or protection of human health or the environment;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Fees Letter” means the letter executed on the same date as this Agreement and made between the Borrowers and the Agent in relation to certain of the fees referred to in clause 5.1;

“Fighter” means the 1992-built, 173,149 dwt motor vessel Bet Fighter registered in the ownership of the Fighter Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Fighter Advance” means an Advance of up to Thirty million one hundred thousand Dollars ($30,100,000) made available to the Borrowers for the purpose of financing part of the acquisition cost of Fighter by the Fighter Borrower pursuant to the Fighter Contract;

“Fighter Borrower” means Lewisham Maritime Inc. of P.O. Box 3174, Road Town, Tortola, British Virgin Islands and includes its successors in title;

“Fighter Contract” means the memorandum of agreement dated 19 December 2006 made between the Fighter Seller and the Fighter Borrower, relating to the sale by the Fighter Seller, and the purchase by the Fighter Borrower, of Fighter;

“Fighter Contract Price” means the purchase price of Fighter under the Fighter Contract, being $43,000,000 or such other amount determined by the Agent to be the purchase price for Fighter under the Fighter Contract;

“Fighter Deed of Covenant” means the deed of covenant collateral to the Fighter Mortgage dated 16 October 2007 executed by the Fighter Borrower in favour of the Security Agent;

“Fighter Earnings Account” means the interest bearing Dollar account of the Fighter Borrower opened with the Account Bank with account number 0/444310/014 and includes any sub-accounts thereof;

“Fighter Earnings Account Pledge” means the first priority pledge over the Fighter Earnings Account dated 16 October 2007 executed between the Fighter Borrower, the Banks, the Agent and the Account Bank;

“Fighter Management Agreement” means each agreement made or (as the context may require) to be made between the Fighter Borrower (or the Corporate Guarantor on its behalf) and a Manager or any other agreement made between them in a form previously approved in writing by the Agent providing (inter alia) for that Manager to manage Fighter;

“Fighter Mortgage” means the first priority statutory Isle of Man mortgage of Fighter dated 16 October 2007 executed by the Fighter Borrower in favour of the Security Agent;

“Fighter Seller” means Ultima Navigation Inc. of the Republic of the Marshall Islands and includes its successors in title;

“First Repayment Date” means 28 December 2007;

“Flag State” means, in relation to each Ship, the Isle of Man or such other state or territory designated in writing by the relevant Borrower (in its sole discretion), as being the “Flag State” of such Borrower’s Ship for the purposes of the relevant Security Documents with the prior written consent of the Banks (such consent and instructions not to be unreasonably withheld);

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means, together, the Corporate Guarantor and its Subsidiaries from time to time (including, for the avoidance of doubt, the Borrowers) and “member of the Group” shall be construed accordingly;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to each Advance or (as the case may be) the Loan, each period for the calculation of interest in respect of such Advance or (as the case may be) the Loan ascertained in accordance with clauses 3.2 and 3.3;

“Intruder” means the 1993-built, 69,235 dwt motor vessel Bet Intruder registered in the ownership of the Intruder Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Intruder Advance” means an Advance of up to Twenty four million five hundred thousand Dollars ($24,500,000) made available to the Borrowers for the purpose of financing part of the acquisition cost of Intruder by the Intruder Borrower pursuant to the Intruder Contract;

“Intruder Borrower” means Rossington Marine Corp. of P.O. Box 3174, Road Town, Tortola, British Virgin Islands and includes its successors in title;

“Intruder Contract” means the memorandum of agreement dated 19 December 2006 made between the Intruder Seller and the Intruder Borrower, relating to the sale by the Intruder Seller, and the purchase by the Intruder Borrower, of Intruder;

“Intruder Contract Price” means the purchase price of Intruder under the Intruder Contract being $35,000,000 or such other amount determined by the Agent to be the purchase price for Intruder under the Intruder Contract;

“Intruder Deed of Covenant” means the deed of covenant dated 20 March 2008 collateral to the Intruder Mortgage executed (or as the context may require) to be executed by the Intruder Borrower in favour of the Security Agent;

“Intruder Earnings Account” means an interest bearing Dollar account of the Intruder Borrower opened with the Account Bank with account number 0/444314/028 and includes any sub-accounts thereof;

“Intruder Earnings Account Pledge” means the first priority pledge over the Intruder Earnings Account dated 20 March 2008 executed between the Intruder Borrower, the Banks, the Agent and the Account Bank;

“Intruder Management Agreement” means each agreement made or (as the context may require) to be made between the Intruder Borrower (or the Corporate Guarantor on its behalf) and a Manager or any other agreement made between them in a form previously approved in writing by the Agent providing (inter alia) for that Manager to manage Intruder;

“Intruder Mortgage” means the first priority statutory Isle of Man mortgage of Intruder dated 20 March 2008 executed by the Intruder Borrower in favour of the Security Agent;

“Intruder Seller” means Langroyd Navigation Inc. of the British Virgin Islands and includes its successors in title;

“ISPS Code” means the International Ship and Port facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means, in relation to a Ship, the International Ship Security Certificate issued in respect of such Ship pursuant to the ISPS Code;

“LIBOR” means in relation to a particular period:
(a)	the rate for deposits of the relevant currency for a period equivalent to such period at or about 11:00 a.m. on the Quotation Date for such period as displayed on Reuters page LIBOR 01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) applicable at the relevant time)); or

(b)	provided that if on such date no such rate is displayed, LIBOR for such period shall be the arithmetic mean of the rates quoted to the Agent by the Reference Banks at the request of the Agent as each Reference Bank’s offered rate for deposits of the relevant currency in an amount equal or approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for such period;
“Loan” means the aggregate principal amount owing to the Banks under this Agreement at any relevant time;

“Majority Banks” means at any relevant time Banks (i) the aggregate of whose Contributions exceeds sixty six point six six per cent (66.66%) of the Loan or (ii) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds sixty six point six six per cent (66.66%) of the Total Commitment;

“Management Agreement” means:
(a)	in relation to Fighter, each Fighter Management Agreement;

(b)	in relation to Commander, each Commander Management Agreement;

(c)	in relation to Intruder, each Intruder Management Agreement;

(d)	in relation to Performer, each Performer Management Agreement;

(e)	in relation to Prince, each Prince Management Agreement; or

(f)	in relation to Scouter, each Scouter Management Agreement,
and “Management Agreements” means any or all of them;

“Manager” means each of:

(a)	Enterprises Shipping and Trading SA of 80 Broad Street, Monrovia, Republic of Liberia (which has established a branch office in Greece under Greek Law 89/1967 as amended from time to time) or any other person appointed from time to time by a Borrower, with the prior written consent of the Agent (such consent not to be unreasonably withheld), as the technical manager of such Borrower’s Ship; and

(b)	Safbulk Maritime S.A. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any other person appointed from time to time by a Borrower, with the prior written consent of the Agent (such consent not to be unreasonably withheld), as the commercial manager of such Borrower’s Ship, and “Managers” means all of them and includes their respective successors in title;

“Manager’s Undertakings” means, collectively, each of the manager’s undertakings executed or (as the context may require) to be executed by each Manager of the Ships in favour of the Security Agent in respect of each of the Ships, each in the form set out in the Second Supplemental Agreement and, singly, each a “Manager’s Undertaking”;

“Margin” means:
(a)	for the period commencing on the first Drawdown Date and ending on 30 June 2009, zero point seven five per cent (0.75%) per annum;

(b)	for the period between 1 July 2009 and ending on 30 June 2010, two per cent (2%) per annum; and

(c)	for the period commencing on 1 July 2010 and at all other times thereafter, zero point seven five per cent (0.75%) per annum;
“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means:
(a)	in relation to Fighter, the Fighter Mortgage;

(b)	in relation to Commander, the Commander Mortgage;

(c)	in relation to Intruder, the Intruder Mortgage;

(d)	in relation to Performer, the Performer Mortgage;

(e)	in relation to Prince, the Prince Mortgage; or

(f)	in relation to Scouter, the Scouter Mortgage,
and “Mortgages” means any or all of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation (as each such term is defined in the relevant Ship Security Documents) of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the

Drawdown Date of the Advance for that Ship and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Agent pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the last day of the Security Period;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Performer” means the 1997-built, 172,091 dwt motor vessel Bet Performer registered in the ownership of the Performer Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Performer Advance” means an Advance of up to Fifty million five hundred thousand Dollars ($50,500,000) made available to the Borrowers for the purpose of financing part of the acquisition cost of Performer by the Performer Borrower pursuant to the Performer Contract;

“Performer Borrower” means Creighton Development Inc. of P.O. Box 3174, Road Town, Tortola, British Virgin Islands and includes its successors in title;

“Performer Contract” means the memorandum of agreement dated 19 December 2006 made between the Performer Seller and the Performer Borrower, relating to the sale by the Performer Seller, and the purchase by the Performer Borrower, of Performer;

“Performer Contract Price” means the purchase price of Performer under the Performer Contract, being $72,000,000 or such other amount determined by the Agent to be the purchase price for Performer under the Performer Contract;

“Performer Deed of Covenant” means the deed of covenant collateral to the Performer Mortgage dated 28 September 2007 executed by the Performer Borrower in favour of the Security Agent;

“Performer Earnings Account” means an interest bearing Dollar account of the Performer Borrower opened with the Account Bank with account number 0/444311/029 and includes any sub-accounts thereof;

“Performer Earnings Account Pledge” means the first priority pledge over the Performer Earnings Account dated 28 September 2007 executed between the Performer Borrower, the Banks, the Agent and the Account Bank;

“Performer Management Agreement” means each agreement made or (as the context may require) to be made between the Performer Borrower (or the Corporate Guarantor on its behalf) and a Manager or any other agreement made between them in a form previously approved in writing by the Agent providing (inter alia) for that Manager to manage Performer;

“Performer Mortgage” means the first priority statutory Isle of Man mortgage of Performer dated 28 September 2007 executed by the Performer Borrower in favour of the Security Agent;

“Performer Seller” means Dartford United Inc. of the British Virgin Islands and includes its successors in title;

“Permitted Encumbrance” means any Encumbrance in favour of the Creditors or any of them created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in relation to each Ship:
(a)	any lien on that Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading;

(b)	any lien for salvage over that Ship;

(c)	liens on that Ship arising by operation of law for not more than two (2) months’ prepaid hire under any charter in relation to that Ship not prohibited by this Agreement or any other Security Documents;

(d)	liens on that Ship for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of that Ship, provided such liens do not secure amounts more than sixty (60) days overdue (unless the overdue amount is being contested by the relevant Borrower in good faith by appropriate steps) and subject, in the case of liens over that Ship for repair or maintenance, to clause 5.1.17 of the relevant Deed of Covenant (in the case of Commander, Intruder, Prince, Performer and Scouter) or clause 5.1.17 of the Fighter Mortgage (in the case of Fighter);

(e)	any Encumbrance over that Ship created in favour of a plaintiff or defendant in any action of the court or tribunal before which such action is brought as security for costs and expenses where the relevant Borrower is prosecuting or defending such action in good faith by appropriate steps and in respect of which appropriate reserves have been made;

(f)	Encumbrances created on that Ship by the Security Documents; and

(g)	broker’s liens on policies of insurances in respect of that Ship;
“Pollutant” means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws;

“Prince” means the 1995-built, 163,554 dwt motor vessel Bet Prince registered in the ownership of the Prince Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Prince Advance” means an Advance of up to Forty nine million Dollars ($49,000,000) made available to the Borrowers for the purpose of financing part of the acquisition cost of Prince by the Prince Borrower pursuant to the Prince Contract;

“Prince Borrower” means Rayford Navigation Corp. of P.O. Box 3174, Road Town, Tortola, British Virgin Islands and includes its successors in title;

“Prince Contract” means the memorandum of agreement dated 19 December 2006 made between the Prince Seller and the Prince Borrower, relating to the sale by the Prince Seller, and the purchase by the Prince Borrower, of Prince;

“Prince Contract Price” means the purchase price of Prince under the Prince Contract, being $70,000,000 or such other amount determined by the Agent to the purchase price for Prince under the Prince Contract;

“Prince Deed of Covenant” means the deed of covenant collateral to the Prince Mortgage dated 7 January 2008 executed by the Prince Borrower in favour of the Security Agent;

“Prince Earnings Account” means an interest bearing Dollar account of the Prince Borrower opened with the Account Bank with account number 0/444315/016 and includes any sub-accounts thereof;

“Prince Earnings Account Pledge” means the first priority pledge over the Prince Earnings Account dated 7 January 2008 executed between the Prince Borrower, the Banks, the Agent and the Account Bank;

“Prince Management Agreement” means each agreement made or (as the context may require) to be made between the Prince Borrower (or the Corporate Guarantor on its behalf) and a Manager or any other agreement made between them in a form previously approved in writing by the Agent providing (inter alia) for that Manager to manage Prince;

“Prince Mortgage” means the first priority statutory Isle of Man mortgage of Prince dated 7 January 2008 executed by the Prince Borrower in favour of the Security Agent;

“Prince Seller” means Societe Directe D’ Investissements S.A. of the British Virgin Islands and includes its successors in title;

“Quotation Date” means, in respect of any period for which LIBOR falls to be determined under this Agreement, the day falling two (2) Banking Days before the first day of such period;

“Reference Banks” means the Agent and any other bank or financial institution appointed as a Reference Bank by the Agent from time to time in its discretion;

“Registry” means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Repayment Dates” means, subject to clause 6.3, the First Repayment Date and each of the dates falling at six (6) monthly intervals after the First Repayment Date up to and including the date falling ninety (90) months after the First Repayment Date;

“Retention Account” means an interest bearing Dollar account of the Borrowers opened jointly by the Borrowers with the Account Bank with account number 0/444321/008 and includes any sub-accounts thereof;

“Retention Account Pledge” means the first priority pledge dated 23 July 2007 executed between the Borrowers, the Banks, the Agent and the Account Bank in respect of the Retention Account;

“Retention Amount” means, in relation to any Retention Date, such sum as shall be the aggregate of:
(a)	one-sixth (1/6th) of the repayment instalment falling due for payment pursuant to clause 4.1 (as the same may have been reduced by any prepayment) on the next Repayment Date after the relevant Retention Date; and

(b)	the applicable fraction (as hereinafter defined) of the aggregate amount of interest falling due for payment in respect of each part of the Loan during and at the end of each Interest Period current at the relevant Retention Date and, for this purpose, the expression “applicable fraction” in relation to each Interest Period shall mean a fraction having a numerator of one and a denominator equal to the number of Retention Dates falling within the relevant Interest Period;
“Retention Dates” means the date falling thirty (30) days after the earlier of (a) the Termination Date and (b) the Drawdown Date of the last Advance to be drawn down, and each of the dates falling at monthly intervals after the earlier of such dates and prior to the final Repayment Date;

“Scouter” means the 1995-built, 171,175 dwt motor vessel Bet Scouter registered in the ownership of the Scouter Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Scouter Advance” means an Advance of up to Thirty two million nine hundred thousand Dollars ($32,900,000) made available to the Borrowers for the purpose of financing part of the acquisition cost of Scouter by the Scouter Borrower pursuant to the Scouter Contract;

“Scouter Borrower” means Pulford Ocean Inc. of P.O. Box 3174, Road Town, Tortola, British Virgin Islands and includes its successors in title;

“Scouter Contract” means the memorandum of agreement dated 19 December 2006 made between the Scouter Seller and the Scouter Borrower, relating to the sale by the Scouter Seller, and the purchase by the Scouter Borrower, of Scouter;

“Scouter Contract Price” means the purchase price of Scouter under the Scouter Contract, being $47,000,000 or such other amount determined by the Agent to be the purchase price for Scouter under the Scouter Contract;

“Scouter Deed of Covenant” means the deed of covenant collateral to the Scouter Mortgage dated 23 July 2007 executed by the Scouter Borrower in favour of the Security Agent;

“Scouter Earnings Account” means an interest bearing Dollar account of the Scouter Borrower opened with the Account Bank with account number 0/444313/013 and includes any sub-accounts thereof;

“Scouter Earnings Account Pledge” means the first priority pledge over the Scouter Earnings Account dated 23 July 2007 executed between the Scouter Borrower, the Banks, the Agent and the Account Bank;

“Scouter Management Agreement” means each agreement made or (as the context may require) to be made between the Scouter Borrower (or the Corporate Guarantor on its behalf) and a Manager or any other agreement made between them in a form previously approved in writing by the Agent providing (inter alia) for that Manager to manage Scouter;

“Scouter Mortgage” means the first priority statutory Isle of Man mortgage of Scouter dated 23 July 2007 executed by the Scouter Borrower in favour of the Security Agent;

“Scouter Seller” means Azaria Shipping Limited of the Cayman Islands and includes its successors in title;

“Second Supplemental Agreement” means the agreement dated September 2009 supplemental to this Agreement and the Corporate Guarantee made between the Borrowers, the Managers, the Corporate Guarantor and the Creditors;

“Security Agent” means Citibank International plc of 33 Canada Square, Canary Wharf, London E14 5LB, England, acting for the purposes of this Agreement through its offices at 8 Othonos Street, 105 57 Athens, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as security agent and trustee by the Banks and the Agent pursuant to clause 16.14 and includes its successors in title;

“Security Documents” means this Agreement, the Supplemental Agreement, the Second Supplemental Agreement, any other prior letters supplemental to this Agreement, the Fees Letter, the Mortgages, the Deeds of Covenant, the Share Pledges, the Manager’s Undertakings, the Corporate Guarantee, the Account Pledges, the Trust Deed, and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers, the Corporate Guarantor or any of them pursuant to this

Agreement or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);
“Security Party” means each Borrower, the Corporate Guarantor or any other person who may at any time be a party to any of the Security Documents (other than the Creditors and the Managers);
“Security Period” means the period commencing on the date hereof and terminating upon the discharge of the security created by the Security Documents by payment of all monies payable thereunder;
“Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Banks) which is:
(a)	at any relevant time from the first Drawdown Date up to and including 30 June 2009, one hundred and twenty five per cent (125%) of the Loan as at such time; and

(b)	at any relevant time from 1 July 2009 up to and including 30 June 2010, one hundred per cent (100%) of the Loan as at such time; and

(c)	at any relevant time after 30 June 2010, one hundred and twenty five per cent (125%) of the Loan as at such time;
“Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Banks) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the value of any additional security for the time being actually provided to the Creditors or any of them pursuant to clause 8.2.1;
“Seller” means:
(a)	in relation to Fighter, the Fighter Seller;

(b)	in relation to Commander, the Commander Seller;

(c)	in relation to Intruder, the Intruder Seller;

(d)	in relation to Performer, the Performer Seller;

(e)	in relation to Prince, the Prince Seller; or

(f)	in relation to Scouter, the Scouter Seller,
and “Sellers” means any or all of them;
“Shareholder” means Seanergy Maritime Holding Corp. a company incorporated in the Republic of the Marshall Islands and includes its successors in title;
“Share Pledge” means, in relation to a Borrower, the charge of all the issued shares of such Borrower executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Agent in the form set out in schedule 4 of the Second Supplemental Agreement and “Share Pledges” means any or all of them;
“Ships” means, together, Fighter, Commander, Intruder, Performer, Prince and Scouter and:
(a)	in relation to the Fighter Advance and/or the Fighter Borrower, it means Fighter;

(b)	in relation to the Commander Advance and/or the Commander Borrower, it means Commander;

(c)	in relation to the Intruder Advance and/or the Intruder Borrower, it means Intruder;

(d)	in relation to the Performer Advance and/or the Performer Borrower, it means Performer;

(e)	in relation to the Prince Advance and/or the Prince Borrower, it means Prince; or

(f)	in relation to the Scouter Advance and/or the Scouter Borrower, it means Scouter, and “Ship” means any of them;
“Ship Security Documents”:
(a)	in relation to Fighter, means the Fighter Mortgage, the Fighter Deed of Covenant and each Manager’s Undertaking in respect of Fighter;

(b)	in relation to Commander, means the Commander Mortgage, the Commander Deed of Covenant and each Manager’s Undertaking in respect of Commander;

(c)	in relation to Intruder, means the Intruder Mortgage, the Intruder Deed of Covenant and each Manager’s Undertaking in respect of Intruder;

(d)	in relation to Performer, means the Performer Mortgage, the Performer Deed of Covenant and each Manager’s Undertaking in respect of Performer;

(e)	in relation to Prince, means the Prince Mortgage, the Prince Deed of Covenant and each Manager’s Undertaking in respect of Prince; or

(f)	in relation to Scouter, means the Scouter Mortgage, the Scouter Deed of Covenant and each Manager’s Undertaking in respect of Scouter;
“SMC” means, in relation to each Ship, the safety management certificate issued in respect of such Ship in accordance with rule 13 of the Code;
“Spill” means any actual emission, spill, release or discharge of a Pollutant into the environment;
“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;
“Supplemental Agreement” means the agreement dated 16 October 2007 supplemental to this Agreement made between the Borrowers, the Managers, the Corporate Guarantor and the Creditors;
“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;
“Termination Date” means 30 November 2007 or such later date as the Agent (acting on the instructions of the Majority Banks) may in its sole discretion agree in writing;
“Total Commitment” means, at any relevant time, the aggregate of the Commitments of all the Banks at such time;
“Total Loss” means, in relation to a Ship:

(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship (excluding, for the avoidance of doubt, requisition for hire); or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Borrower from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within forty five (45) days after the occurrence thereof;
“Transferee Bank” has the meaning ascribed thereto in clause 15.3;
“Transferor Bank” has the meaning ascribed thereto in clause 15.3;
“Transfer Certificate” means a certificate in substantially the form set out in schedule 4;
“Trust Deed” means the trust deed dated 26 June 2007 executed by the Security Agent;
“Trust Property” means (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents), (ii) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent in respect of the same (or any part thereof);
“Ultimate Shareholder” means each of the persons notified in writing by the Borrowers to the Creditors prior to the date of the Second Supplemental Agreement, and accepted in writing by the Creditors in their sole discretion, to be, on the date of the Second Supplemental Agreement and the Effective Date (as defined therein), the ultimate beneficial owners of at least 50.1% of the total issued voting share capital of the Shareholder, and “Ultimate Shareholders” means any or all of them; and
“Underlying Documents” means, together, the Contracts and the Management Agreements and “Underlying Document” means any of them.
1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:
1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.
1.5	Majority Banks

Where this Agreement or any other Security Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrowers and the Banks) the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.6	Banks’ Commitment

For the purposes of the definition of “Majority Banks” in clause 1.2 and the relevant provisions of clause 16, references to the Commitment of a Bank shall, if the Total Commitment has, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Bank immediately prior to such reduction to zero.

2	The Total Commitment and the Advances

2.1	Agreement to lend

The Banks, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers, jointly and severally, upon and subject to the terms of this Agreement, in six (6) Advances, the principal sum of up to the lower of (a) Two hundred and twenty two million Dollars ($222,000,000) and (b) the amount in Dollars not exceeding seventy per cent (70%) of the aggregate of the Contract Prices. The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the Total Commitment.

2.2	Obligations several

The obligations of the Banks under this Agreement are several according to their respective Commitments and/or Contributions; the failure of any Bank to perform such obligations shall not relieve any other Creditor or the Borrowers or any of them of any of their respective obligations or liabilities under this Agreement nor shall any Creditor be responsible for the obligations of any other Creditor (except for its own obligations, if any, as a Bank) under this Agreement.
2.3	Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt. Each Creditor shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

2.4	Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrowers following receipt by the Agent from the Borrowers of a Drawdown Notice not later than 10:00 a.m. on the third Banking Day before the date, which shall be a Banking Day falling within the Drawdown Period for such Advance, on which the Borrowers propose such Advance is made. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.5	Amounts, timing and limitation of Advances
2.5.1	The aggregate amount of the Loan shall not exceed the lower of (a) Two hundred and twenty two million Dollars ($222,000,000) and (b) the amount in Dollars which is seventy per cent (70%) of the aggregate of the Contract Prices.

2.5.2	Each Advance shall be made solely for the purpose of financing in part the payment of the Contract Price for the Ship relevant to such Advance and shall only be made available on or after the Delivery Date for such Ship.

2.5.3	The amount of the Fighter Advance shall not exceed the lower of (a) $30,100,000 and (b) the amount in Dollars which is equal to seventy per cent (70%) of the Fighter Contract Price.

2.5.4	The amount of the Commander Advance shall not exceed the lower of (a) $35,000,000 and (b) the amount in Dollars which is equal to seventy per cent (70%) of the Commander Contract Price.

2.5.5	The amount of the Intruder Advance shall not exceed the lower of (a) $24,500,000 and (b) the amount in Dollars which is equal to seventy per cent (70%) of the Intruder Contract Price.

2.5.6	The amount of the Performer Advance shall not exceed the lower of (a) $50,500,000 and (b) the amount in Dollars which is equal to seventy per cent (70%) of the Performer Contract Price.

2.5.7	The amount of the Prince Advance shall not exceed the lower of (a) $49,000,000 and (b) the amount in Dollars which is equal to seventy per cent (70%) of the Prince Contract Price.

2.5.8	The amount of the Scouter Advance shall not exceed the lower of (a) $32,900,000 and (b) the amount in Dollars which is equal to seventy per cent (70%) of the Scouter Contract Price.
2.6	Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement, the Agent shall promptly notify each Bank and subject to the provisions of clause 9, on the Drawdown Date for the relevant Advance, each Bank shall make available to the Agent its portion of the relevant Advance for payment by the Agent in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance or part thereof to the relevant Seller or to the Borrowers or any of them in accordance with clause 6.2, shall satisfy the obligation of the Banks to lend that Advance to the Borrowers under this Agreement.

2.7	Termination of Total Commitment

Any part of the Total Commitment which remains undrawn and uncancelled by the Termination Date shall thereupon be automatically cancelled.

2.8	Application of proceeds

Without prejudice to the Borrowers’ obligations under clause 8.1.3, no Creditor shall have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrowers.

3	Interest and Interest Periods

3.1	Normal interest rate

The Borrowers shall pay interest on each Advance or (as the case may be) the Loan in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.

3.2	Selection of Interest Periods

Subject to clause 3.3, the Borrowers may by notice received by the Agent not later than 10:00 a.m. on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of one (1) month, two (2) months, three (3) months or six (6) months or, subject to availability to be determined by the Agent), such other period (shorter than twelve (12) months) as the Borrowers may select and the Agent (acting on the instructions of the Banks) may agree.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2, but so that:
3.3.1	the initial Interest Period in respect of each Advance shall commence on the date such Advance is made and each subsequent Interest Period for such Advance shall commence on the last day of the previous Interest Period for such Advance;

3.3.2	the initial Interest Period in respect of each Advance for a Ship drawn down after the first Advance to be drawn down shall end on the same day as the then current Interest Period for the Loan and on such day, all Advances then outstanding shall be consolidated into, and shall thereafter constitute, the Loan;

3.3.3	if any Interest Period would otherwise overrun a Repayment Date, then, in the case of the last Repayment Date, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates, the Loan shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the Loan having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.4	if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.
3.4	Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) within two (2) Banking Days of its due date for payment under any of the Security Documents, the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin and (c) LIBOR for such period. Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2.1(a) or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to such Bank.

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrowers and the Banks promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability
3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:
(a)	the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period;

(b)	where applicable (and provided that the Agent has appointed any other bank or financial institution (other than, and in addition to, Citibank International plc) as Reference Bank) only one or none of the Reference Banks supplies the Agent with a quotation for the purposes of calculating LIBOR (being unable on reasonable grounds and not just unwilling to do so); or

(c)	the Agent shall have received notification from Banks with Contributions aggregating not less than one-third (1/3rd) of the Loan or, prior to the Drawdown Date of the first Advance to be drawn down, from Banks with Commitments aggregating not less than one-third (1/3rd) of the Total Commitment, that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or their Contributions for such Interest Period or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers and to each of the Banks. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Agent.

3.6.2	During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall negotiate in good faith with the Borrowers (but without incurring any legal obligations) with a view to arriving at an alternative basis (the “Substitute Basis”) for maintaining the Loan, failing which the Borrowers shall promptly, on first demand or within the time limit determined by the Agent, prepay the Loan together with accrued interest thereon to the date of prepayment (calculated at the rate or rates most lately applicable to the Loan) and all other sums payable by the Borrowers or any of them under the Security Documents. In such a case the Borrowers shall pay to each Bank such amount as may be determined by each Bank to be necessary to compensate that Bank for the increased cost (if any) of maintaining its Contribution during the period of negotiation referred to in this clause 3.6 until such prepayment.

3.6.3	Each Substitute Basis may include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the relevant Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.
3.7	Reference Bank quotations

If any Reference Bank is unable on reasonable grounds to furnish a quotation for the purposes of calculating LIBOR the interest rate shall be determined, subject to clause 3.6, on the basis of quotations furnished by the other Reference Banks.

4	Repayment and prepayment

4.1	Repayment

The Borrowers shall repay the Loan by sixteen (16) consecutive semi-annual instalments, one such instalment to be repaid on each of the Repayment Dates. Subject to the provisions of this Agreement, the amount of each of the first to fifteenth such instalments (inclusive) shall be Ten million four hundred and thirty seven thousand five hundred Dollars ($10,437,500) and the amount of the sixteenth and final instalment shall be Sixty five million four hundred and thirty seven thousand five hundred Dollars ($65,437,500) (comprising a repayment instalment of Ten million four hundred and thirty seven thousand five hundred Dollars ($10,437,500)) and a balloon payment of Fifty five million Dollars ($55,000,000) (such balloon payment the “Balloon Instalment”)).

If the Total Commitment is not drawn down in full, the amount of each repayment instalment (including the Balloon Instalment) shall be reduced proportionately.

4.2	Voluntary prepayment

The Borrowers may prepay the Loan in whole or part (such part being in an amount of Five million Dollars ($5,000,000) or any larger sum which is an integral multiple of Five million Dollars ($5,000,000)), on any Interest Payment Date relating to the part of the Loan to be prepaid without premium or penalty subject always to their obligations under clause 4.4.

4.3	Prepayment on Total Loss or sale
4.3.1	Before drawdown

On a Ship becoming a Total Loss (or suffering damage or being involved in an incident which in the reasonable opinion of the Agent may result in such Ship being subsequently determined to be a Total Loss), in each case before the Advance for such Ship is drawn down, the obligation of the Banks to advance the Advance for such Ship shall immediately cease and the Total Commitment shall be reduced by the amount of such Advance.

4.3.2	After drawdown

On the Disposal Reduction Date for a Mortgaged Ship, the Borrowers shall prepay such part of the Loan as is equal to the higher of (a) the Relevant Amount for such Mortgaged Ship and (b) such amount in Dollars as shall ensure that, immediately following the relevant prepayment, the Security Value shall be not less than the Security Requirement.

4.3.3	Consent to sale

Each Borrower may sell or enter into any agreement to sell or otherwise dispose of its Mortgaged Ship without the prior written consent of the Agent or the other Creditors, if such Borrower delivers to the Agent evidence satisfactory to the Agent (acting on the instructions of the Majority Banks) that such sale is or will be for the full value of such Mortgaged Ship to an arm’s length purchaser and is for payment in cash and provided further that no Event of Default has occurred and is continuing or will, on completion of such sale, have occurred and be continuing, and the Agent (acting on the instructions of the Majority Banks) is satisfied that on or immediately after the delivery of such Mortgaged Ship to the relevant purchaser, the net sale proceeds of such Mortgaged Ship will be not less than the full amount payable to the Creditors upon completion of such sale pursuant to this clause 4.3 and any other amounts payable under clause 4.4.

4.3.4	Defined terms

For the purposes of this clause 4.3:
(a)	“Applicable Fraction” means, in relation to a Mortgaged Ship, a fraction having a numerator of an amount equal to the market value of such Mortgaged Ship (as most recently determined in accordance with clause 8.2.2) and a denominator of an amount equal to the aggregate market values of all of the Mortgaged Ships (as most recently determined in accordance with clause 8.2.2), in each case as at the Disposal Reduction Date of such Mortgaged Ship;

(b)	“Disposal Reduction Date” means:
(i)	in relation to a Mortgaged Ship which has become a Total Loss, its Total Loss Reduction Date; or

(ii)	in relation to a Mortgaged Ship which is sold in accordance with the provisions of the relevant Ship Security Documents, the date of completion of such sale (and immediately prior to such completion) by the transfer of title to such Mortgaged Ship to the purchaser in exchange for payment of the relevant purchase price;
(c)	“Total Loss Reduction Date” means, in relation to a Mortgaged Ship which has become a Total Loss, the date which is the earlier of:
(i)	the date falling one hundred and eighty (180) days after that on which such Mortgaged Ship becomes a Total Loss; and

(ii)	the date upon which insurance proceeds are, or Requisition Compensation (as defined in the relevant Ship Security Documents) is, received in respect of such Total Loss by the relevant Borrower (or the Security Agent pursuant to the relevant Ship Security Documents; and

(d)	“Relevant Amount” means, in relation to a Mortgaged Ship which has become a Total Loss or is sold, the amount in Dollars which is equal to the amount of the Applicable Fraction multiplied by the amount of the Loan outstanding as of the Disposal Reduction Date for such Mortgaged Ship.
4.3.5	Interpretation

For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:
(a)	in the case of a constructive total loss of a Ship, upon the date (the “NOA Date”) and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit the relevant claim, on the earlier of (a) the date when either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjured by a competent court of law or arbitration tribunal to have occurred and (b) the date falling one hundred and forty (140) days after the NOA Date;

(b)	in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(c)	in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and

(d)	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Borrower of the use of such Ship for more than forty five (45) days, upon the expiry of the period of forty five (45) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.
4.4	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:
4.4.1	accrued interest on the amount to be prepaid to the date of such prepayment;

4.4.2	and additional amount payable under clauses 6.6 or 12.2; and

4.4.3	all other sums payable by the Borrowers to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under clause 11.
4.5	Notice of prepayment; reduction of repayment instalments
4.5.1	No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Agent at least ten (10) Banking Days’ prior written notice of their intention to make such prepayment.

4.5.2	Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the amount thereof to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.

4.5.3	Any amount prepaid pursuant to clauses 4.2, 4.3 or 8.2.1(a) shall be applied in reducing the repayment instalments under clause 4.1 (including the Balloon Instalment) proportionately.

4.5.4	No amount prepaid under this Agreement may be re-borrowed.

4.5.5	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.
5	Fees and expenses

5.1	Fees

The Borrowers shall pay to the Agent:
5.1.1	for the account of the Arranger, on the date of this Agreement, an underwriting fee of the amount specified in the Fees Letter (for sharing between the Arranger and the Banks in such manner as the Arranger may determine in its absolute discretion and as it has separately agreed with each Bank); and

5.1.2	for the account of the Agent, on the date of this Agreement and at twelve (12) monthly intervals thereafter until all moneys owing under the Security Documents have been repaid in full or, if no Advance has been drawn down by the last day of the Drawdown Period, until such day, an annual agency fee in such amount per annum as is specified in the Fees Letter.
The fees referred to in clause 5.1 shall be non-refundable and shall be payable by the Borrowers to the Agent, whether or not any part of the Total Commitment is ever advanced.

5.2	Expenses

The Borrowers shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Creditors or any of them:
5.2.1	in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents and the syndication of the Loan; and

5.2.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment) (and amounts payable on demand under this clause 5.2 shall be deemed as having been paid at the stipulated time if paid within three (3) Banking Days of demand).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any of the Creditors) imposed on or in connection with any of the Security Documents or the Loan and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrowers acknowledge that in performing their obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that each of the Banks is put in a position to perform its matching obligations to the relevant third parties. Accordingly all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such bank and in such place as the Agent may from time to time specify for this purpose. Save as otherwise provided in this Agreement or any relevant Security Documents such payments shall be for the account of all Banks and the Agent shall distribute such payments in like funds as are received by the Agent to the Banks rateably, in accordance with their respective Commitment (if prior to the first drawdown) or Contribution (if following the first drawdown).

6.2	Payment by the Banks

All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) days year.

6.5	Certificates conclusive

Any certificate or determination of the Agent as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers and on the Banks.

6.6	Grossing-up for Taxes

If at any time the Borrowers or any of them are required to make any deduction or withholding in respect of Taxes (other than Taxes on any Bank’s overall net income) from any payment due under any of the Security Documents for the account of any Creditor or if the Agent or the Security Agent is required to make any deduction or withholding from a payment to another Creditor or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers or any of them in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrowers or any of them to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The

Borrowers shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7	Loan account

Each Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. Each of the Agent and the Security Agent shall maintain a control account (being the “Account Current” referred to in each Mortgage) showing the Loan and other sums owing by the Borrowers under the Security Documents and all payments in respect thereof being made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

6.8	Agent may assume receipt

Where any sum is to be paid under the Security Documents to the Agent for the account of another person, the Agent may assume that the payment will be made when due and the Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.9	Partial payments

If, on any date on which a payment is due to be made by the Borrowers under any of the Security Documents, the amount received by the Agent from the Borrowers falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any rights or remedies available to the Creditors or any of them under any of the Security Documents, the Agent shall upon receiving the same, apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:
6.9.1	first, in or towards payment, on a pro rata basis, of any unpaid costs and expenses of the Agent and the Security Agent under any of the Security Documents;

6.9.2	secondly, in or towards payment, on a pro rata basis, of any fees payable to the Arranger, the Agent or any of the other Creditors under, or in relation to, the Security Documents which remain unpaid;

6.9.3	thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest in respect of the Loan which shall have become due under any of the Security Documents but remains unpaid;

6.9.4	fourthly, in or towards payment to the Banks, on a pro rata basis, of any part of the Loan which shall have become due but remains unpaid;

6.9.5	fifthly, in or towards payment to the Banks, on a pro rata basis, for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan prepaid and which amounts are so payable under this Agreement; and

6.9.6	sixthly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

Following the occurrence of an Event of Default which is continuing, the order of application set out in clauses 6.9.3 to 6.9.6 may be varied by the Agent if the Majority Banks so direct, without any reference to, or consent or approval from, the Borrowers.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to each Creditor that:
7.1.1	Due incorporation

each of the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing, in the case of the Borrowers, under the laws of The British Virgin Islands as limited liability companies, in the case of the Corporate Guarantor, under the laws of the Republic of the Marshall Islands as a Marshall Islands corporation and, in the case of each of the other Security Parties, under the laws of their respective countries of incorporation as limited liability companies or (as the case may be) corporations, and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the relevant Borrowers’ Security Documents to which it is or is to be a party and to borrow the Total Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige any of the Borrowers or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Borrowers or any other Security Party;

7.1.5	No litigation

no litigation relating to sums exceeding Two million Dollars ($2,000,000), arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any of the Borrowers, threatened against any of the Borrowers or any other Security Party which could have a material adverse effect on the business, assets or financial condition of any of the Borrowers or any other Security Party;

7.1.6	No filings required

save for the registration of the Mortgages in the relevant register under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents, and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of (a) English law to govern the Underlying Documents and the Security Documents (other than the Mortgages and the Account Pledges), (b) the law of the relevant Flag State to govern each Mortgage and (c) Greek law to govern the Account Pledges, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) Greek courts, are valid and binding;

7.1.8	No immunity

neither the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is or is to be a party or the performance by each Security Party of its obligations under the Security Documents or the Underlying Documents to which it is or is to be a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.10	Shareholdings
(a)	the Ultimate Shareholders are the ultimate beneficial owners of at least 50.1% of the issued voting share capital of the Shareholder;

(b)	the Shareholder is, directly, the legal and beneficial owner of 50% of the issued voting share capital of the Corporate Guarantor;

(c)	the Ultimate Shareholders are (indirectly through Mineral Transport Holdings Inc.) the ultimate beneficial owners of the remaining 50% of the issued voting share capital of the Corporate Guarantor; and

(d)	each of the Borrowers is a wholly-owned direct Subsidiary of the Corporate Guarantor;
7.1.11	No material adverse change

there has been no material adverse change:
(a)	in the business, assets, operations, performance, prospects or the financial position of any of the Borrowers or the Group as a whole from that described by or on behalf of the

Borrowers or any other Security Party to the Agent and/or the Arranger in the negotiation of this Agreement; or

(b)	in the ability of any of the Borrowers, the Corporate Guarantor, the Managers or any other Security Party to comply with any of their respective obligations under the Security Documents or any of them; or

(c)	in the legality, validity or enforceability of any of the Security Documents or any of the rights or remedies of the Creditors or any of them thereunder; or

(d)	in any Relevant Jurisdiction (or in any of the financial markets thereof);
7.1.12	Borrowers’ own account

in relation to the borrowing by each Borrower of the Loan or any part thereof, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, each Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended));

7.1.13	Solvency
(a)	none of the Borrowers nor any other member of the Group is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments on any of its debts; and

(b)	none of the Borrowers nor any other member of the Group by reason of actual or anticipated financial difficulties has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; and
7.1.14	Corporate Guarantor’s assets

the Corporate Guarantor does not have, as at the date of the Second Supplemental Agreement and as at the Effective Date (as defined in the Second Supplemental Agreement) any assets or properties other than the shares of the Borrowers and deposits (if any) standing to the credit of the BET Account.
7.2	Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to each Creditor that:
7.2.1	Pari passu

the obligations of each Borrower under this Agreement are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower except for obligations which are mandatorily preferred by operation of law and not by contract;

7.2.2	No default under other Borrowed Money

none of the Borrowers nor any other Security Party is (nor would with the giving of notice or lapse of time or a combination thereof be) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound;

7.2.3	Information — full disclosure

the information, exhibits and reports furnished by the Borrowers and any other Security Party to the Agent in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading and all expressions of opinion contained therein genuinely reflect the opinions of the directors and the senior management of the Borrowers and the other Security Parties and are based on reasonable assumptions; do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any of the Borrowers or any other Security Party under the Underlying Documents or the Security Documents to which such Borrower or any other Security Party is or is to be a party or are imposed on or by virtue of the execution or delivery by the Borrowers or any other Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

each Ship will, on the Delivery Date relevant to such Ship, be:
(a)	in the absolute ownership of the relevant Borrower who will, on and after its Delivery Date, be the sole, legal and beneficial owner of such Ship;

(b)	registered through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of any overdue conditions or recommendations of the relevant Classification Society affecting class;
7.2.7	Ships’ employment

save as disclosed to or accepted by, the Agent in writing prior to such date, none of the Ships is nor will, on or before the Drawdown Date of the Advance relevant to such Ship, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents, would have required the consent of the Agent or, as the context may require, the Security Agent, the Banks and, on or before the Drawdown Date of the Advance relevant to such Ship, there will not be any agreement or arrangement whereby the Earnings (as defined in the relevant Ship Security Documents) of such Ship may be shared with any other person;

7.2.8	Freedom from Encumbrances

no Ship, nor its respective Earnings, Insurances or Requisition Compensation (each as defined in the relevant Ship Security Documents) nor the Accounts nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date of the Advance relevant to such Ship, subject to any Encumbrance except for Encumbrances created under, or permitted by, the Security Documents (including, for the avoidance of doubt, Permitted Liens);

7.2.9	Compliance with Environmental Laws and Approvals

to the best of the knowledge and belief of each Borrower and its officers:

(a)	all Environmental Laws applicable to each Ship have been complied with and all consents, licences and approvals required under such Environmental Laws have been obtained and complied with;

(b)	no Environmental Claim has been made or threatened or is pending against a Borrower or against any Environmental Affiliate or any Ship; and

(c)	there has been no Environmental Incident in respect of a Ship or any other vessel owned by, or chartered to, any Borrower which could give rise to an Environmental Claim;
7.2.10	Copies true and complete

the copies or originals of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies or, as the case may be, originals of such documents; and such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there have been no amendments or variations thereof or defaults thereunder;

7.2.11	ISPS Code

with effect from the Delivery Date of a Ship, the relevant Borrower shall have a valid and current ISSC in respect of that Ship and that Ship shall be in compliance with the ISPS Code; and

7.2.12	Application for DOC and SMC

the Operator maintains a DOC for itself and, on the Delivery Date for a Ship, it will have applied for an SMC in respect of such Ship, and none of the Borrowers nor the Operator is, on the date of this Agreement, aware of any reason why any such application may be refused.
7.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date and on the Effective Date (as defined in the Second Supplemental Agreement), the Borrowers shall (a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to each of the Creditors that the then latest audited financial statements delivered to the Agent by the Borrowers (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the financial position of the Borrowers and the consolidated financial position of the Group, respectively, as at the end of the financial period to which the same relate and the results of the operations of the Borrowers and the consolidated results of the operations of the Group, respectively, for the financial period to which the same relate and, as at the end of such financial period, neither the Corporate Guarantor nor any of its Subsidiaries had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrowers jointly and severally undertake with each Creditor that, throughout the Security Period, they will:
8.1.1	Notice of Default

promptly inform the Agent of any occurrence of which any of them becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents to which it is or is to be a party and, without limiting the generality of the foregoing and clause 8.1.5(b), will inform the Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents to which it is a party;

8.1.3	Use of proceeds

use the Loan or, as the case may be, the Advances for their own benefit and under their full responsibility and exclusively for the purposes specified in clauses 1.1 and 2.5;

8.1.4	Pari passu

ensure that their obligations under this Agreement shall, without prejudice to the provisions of clause 8.3 and the security intended to be created by the Security Documents, at all times rank at least pari passu with all their other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements, Compliance Certificates and valuations
(a)	prepare or cause to be prepared financial statements of each of the Borrowers and consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (commencing with the financial year ended 31 December 2007) and, in the case of the consolidated financial statements of the Group, cause the same to be reported on by their auditors and prepare or cause to be prepared consolidated financial statements of the Group in respect of each financial half-year (commencing with the financial half-year ending 30 June 2008) on the same basis as the annual statements and deliver as many copies of the same as the Agent may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of audited financial statements) or ninety (90) days (in the case of unaudited financial statements) after the end of the financial period to which they relate;

(b)	without prejudice to clause 8.1.1, at the same time as the Borrowers and/or the Corporate Guarantor provide the Agent with audited financial statements pursuant to paragraph (a) above and clause 5.1.4 of the Corporate Guarantee and at any other time as and when the Agent (acting on the instructions of the Majority Banks in their absolute discretion) shall require, provide the Agent with a certificate signed by a member of the board or other officer of each Borrower and the Corporate Guarantor, confirming that, save as otherwise stated in such certificate, no Default has occurred and is continuing; and

(c)	at the same time as the Borrowers and/or the Corporate Guarantor provide the Agent with audited financial statements pursuant to paragraph (a) above and clause 5.1.4 of the Corporate Guarantee, provide the Agent with valuations of each Ship made (at the expense of the Borrowers) in the manner specified in clause 8.2.2;

8.1.6	Delivery of reports

deliver to the Agent sufficient copies for all the Banks of every report, circular, notice or like document issued by any Security Party to its creditors in general (but such obligation shall not apply in respect of notices sent by the Borrowers or any of them to a creditor thereof on an individual basis);

8.1.7	Provision of further information

provide the Agent, and procure that the Corporate Guarantor shall provide the Agent, with such financial or other information and any major financial developments concerning any Borrower, the other Security Parties, any other members of the Group and their respective commitments, affairs, activities, financial standing, Indebtedness and operations and the performance of the Ships (including, without limitation, sale and purchase of ships, new borrowings, the refinancing or restructuring of existing borrowings and the employment of any ships) as the Agent or any Bank (acting through the Agent) may from time to time reasonably require;

8.1.8	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;

8.1.9	Compliance with Code

and will procure that any Operator will, comply with and ensure that the Ships and any Operator comply with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of such Operator’s DOC or the SMC in respect of any of the Ships;

8.1.11	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Agent upon the issue to any of the Borrowers or any Operator of a DOC and to any of the Ships of an SMC or the receipt by any of the Borrowers or any Operator of notification that its application for the same has been refused;

8.1.12	ISPS Code Compliance

and will procure that the relevant Manager or any Operator will, with effect from the Delivery Date of a Ship and at all times thereafter:
(a)	maintain at all times a valid and current ISSC in respect of that Ship;

(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of a Ship; and

(c)	procure that each Ship will comply at all times with the ISPS Code;
8.1.13	“KYC” requirements

deliver to the Agent such documents and evidence as any Bank shall from time to time require, based on applicable law and regulations and such Bank’s own internal guidelines from time to time, in each case, relating to the verification of identity and knowledge of such Bank’s customers;
8.1.14	Charters etc.

provided it has first obtained the relevant consent of the Security Agent in accordance with the relevant Ship Security Documents, (a) deliver to the Agent a certified copy of each charter or other contract of employment of a Ship with a tenor exceeding twelve (12) months, forthwith after its execution, (b) forthwith on the Agent’s demand made following the occurrence of an Event of Default which is continuing execute (i) a specific assignment of any such charter or other contract of employment in favour of the Security Agent in a form acceptable to the Agent in its reasonable discretion and (ii) any notice of assignment required in connection therewith in a form acceptable to the Agent in its reasonable discretion and promptly procure the acknowledgement of any such notice of assignment by the relevant charterer in a form acceptable to the Agent in its sole discretion, (c) forthwith on the Agent’s request, deliver to the Agent such documents of the type specified in schedule 3 in relation to any such charter, contract, assignment, notice or acknowledgement as the Agent may require and (d) pay all legal and other costs incurred by the Agent and/or the Security Agent in connection with any such specific assignments, forthwith following the Agent’s demand;

8.1.15	Assets, books and records

upon the request of the Agent (acting on the instructions of the Majority Banks), permit the Agent and any of its representatives, professional advisors and contractors to have access to, and permit inspection by them of, the assets (including the Ships), books and records of each Borrower and any other Security Party at reasonable times and upon reasonable notice; and

8.1.16	Compliance with laws and regulations — Taxes

and will procure that the Corporate Guarantor will, comply with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of their respective businesses and will pay any and all Taxes owing by it in any jurisdiction at the time they are due.
8.2	Security value maintenance
8.2.1	Security shortfall

If at any time the Security Value shall be less than the Security Requirement (unless the sole cause of such deficiency is that a Mortgaged Ship has become a Total Loss and the Borrowers are in compliance with their obligations under clause 4.3 in respect of such Total Loss), the Agent (acting on the instructions of the Majority Banks) shall give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall, within a period of thirty (30) days of the date of receipt by the Borrowers of the Agent’s said notice, either:
(a)	prepay such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value, or (at their discretion);

(b)	constitute to the satisfaction of the Agent such further security for the Loan as shall be acceptable to the Banks having a value for security purposes (as determined by the Agent in its discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date. Such additional security shall be constituted by:

(i)	pledged cash deposits in favour of the Banks and the Agent in an amount equal to such shortfall, in such account, and pledged in such manner as may be determined by the Agent (acting on the instructions of the Majority Banks); and/or

(ii)	any other security acceptable to the Banks in their absolute discretion to be provided in a manner determined by the Agent (acting on the instructions of the Majority Banks).
The provisions of clause 4.4 and any relevant provisions of clause 4.5 shall apply to prepayments under clause 8.2.1(a).

8.2.2	Valuation of Mortgaged Ships

Each of the Mortgaged Ships shall, for the purposes of this Agreement, be valued in Dollars as and when the Agent (acting on the instructions of the Majority Banks) shall require by any two (2) of the Approved Shipbrokers, one nominated by the Agent in its sole discretion and the other nominated by the Borrowers or, failing such nomination, by the Agent in its sole discretion. Each such valuation shall be made without, unless required by the Agent, physical inspection, and on the basis of a sale for prompt delivery for cash at arm’s length, on normal commercial terms as between a willing buyer and a willing seller, without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship. The arithmetic mean of the two valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2 provided however that if the two (2) valuations obtained in relation to a Mortgaged Ship vary by more than ten per cent (10%) (by reference to the higher figure), the Agent and the Borrowers shall jointly appoint a third Approved Shipbroker to value such Mortgaged Ship on the same basis as the other two (2) valuations and, in that case, the arithmetic mean of all three (3) such valuations shall then constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

The value of any Mortgaged Ship determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

8.2.3	Information

The Borrowers jointly and severally undertake with the Creditors to supply to the Agent and to any such Approved Shipbroker such information concerning the relevant Mortgaged Ship and its condition as such Approved Shipbroker may require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Agent obtaining any valuation of any of the Mortgaged Ships referred to in clause 8.2.2 and clause 8.1.5, any valuation referred to in schedule 3 and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers Provided that if no Default shall have occurred and be continuing, the Borrowers shall bear the cost of only four (4) or (as the case may be) six (6) such valuations for each Ship in each calendar year (i.e. each time one by each of the two or (as the case may be) three Approved Shipbrokers per each Ship).

8.2.5	Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security (not being a ship) provided or to be provided to the Creditors or any of them shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason therefore. If such additional security consists of a ship, the value of such ship shall be determined in accordance with clause 8.2.2 and all costs of such valuation will be paid by the Borrowers in accordance with clause 8.2.4. If the additional security is in the form of a Dollar cash deposit, full credit shall be given for such cash on a “Dollar for Dollar” basis.
8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 3 as may in the Agent’s opinion be appropriate and such favourable legal opinions as the Agent shall in its absolute discretion require.

8.2.7	Release of additional security

If the Security Value shall at any time exceed the Security Requirement, and the Borrowers shall have previously provided further security to the Banks and the Agent pursuant to clause 8.2.1(b), the Agent (acting on the instructions of the Majority Banks) shall, as soon as reasonably practicable after notice from the Borrowers to do so and subject to being indemnified to its reasonable satisfaction against the cost of doing so, release (or procure the release by the Security Agent of) any such further security specified by the Borrowers provided that the Agent is satisfied that, immediately following such release (a) the Security Value will continue to exceed the Security Requirement and (b) no Event of Default will occur as a result of such release.
8.3	Negative undertakings

The Borrowers jointly and severally undertake with each Creditor that, throughout the Security Period, they will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):
8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance including, for the avoidance of doubt, Permitted Liens) to subsist, arise or be created or extended over all or any part of the present or future undertakings, assets, rights or revenues of the Borrowers to secure or prefer any present or future Indebtedness or other liability or obligation of any Security Party or any other person;

8.3.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or corporate re-domiciliation of any kind whatsoever;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of their present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading but, in any event, not in respect of assets or rights which are subject to security created by the Security Documents) whether by one or a series of transactions related or not Provided however that neither the Agent (acting on the instructions of the Banks) nor the Banks nor any other Creditor shall withhold their consent to the sale of a Mortgaged Ship by a Borrower in accordance with clause 4.3.3, in which case the Agent and the Banks will procure, upon receipt of the sale proceeds and after being satisfied that any other amount owing to the Creditors under the Security Documents pursuant to clauses 4.3 or 4.4 as a result of such sale has been fully repaid, the discharge of the relevant Mortgage over such Ship (at the cost and expense of the Borrowers);

8.3.4	Other business

undertake any business other than the ownership and operation of the Ships and the chartering of the Ships to third parties;

8.3.5	Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the Borrowers in the ordinary course of their businesses of owning, operating and chartering the Ships;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering the Ships;

8.3.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to or permitted by the Security Documents Provided however that each Borrower, subject to no Event of Default having occurred and continuing, shall be entitled to obtain loans or advances or borrow money from its directors or shareholders or from its Related Companies if such borrowings are fully subordinated to the rights of the Creditors under the Security Documents;

8.3.8	Repayment of borrowings

repay or prepay the principal of, or pay interest on or any other sum in connection with, any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents Provided however that each Borrower, subject to no Event of Default having occurred and continuing, shall be entitled to repay to its directors or shareholders or any of its Related Companies, any Borrowed Money borrowed from them in accordance with clause 8.3.7;

8.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship;

8.3.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so Provided however that each Borrower, subject to no Event of Default having occurred and continuing, shall be entitled to make loans to the Corporate Guarantor or such Borrower’s other Related Companies provided that any such loan is granted on an arm’s length basis in the ordinary course of business and is fully subordinated to the rights of the Creditors under the Security Documents;

8.3.11	Sureties

unless otherwise expressly permitted by this Agreement, permit any Borrowed Money of any Borrower to any person (other than the Creditors pursuant to the Security Documents) to be guaranteed by any person save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship;

8.3.12	Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or, following the occurrence of a Default declare or pay any dividends or distribute any of their present or future assets, undertakings, rights or revenues to any of their shareholders Provided always that the Borrowers may, following prior notice to the Agent, declare or pay dividends to their respective shareholders if no Default has occurred at the time of, or would result from, the declaration or payment of such dividends and subject to giving prior written notice to the Agent;

8.3.13	Subsidiaries

form or acquire any Subsidiaries;

8.3.14	Constitutional documents

change, cause or permit any change in the constitutional or other related documents of the Corporate Guarantor existing on the date of this Agreement and/or the Second Supplemental Agreement; or

8.3.15	Intra-Group transaction

enter into any transactions, agreements or arrangements with any of their Related Companies or other members of the Group other than on an arm’s length basis and for full value and consideration.

9	Conditions

9.1	Documents and evidence

The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received:

9.1.1	not later than two (2) Banking Days before the day on which the Drawdown Notice for the first Advance to be drawn down is given, the documents and evidence specified in Part 1 of schedule 3 in form and substance satisfactory to the Agent; and

9.1.2	on or prior to the drawdown of each Advance, the documents and evidence specified in Part 2 of schedule 3 in relation to the Ship relevant to such Advance, in form and substance satisfactory to the Agent.

9.2	General conditions precedent

The obligation of the Banks to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:

9.2.1	the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3(b) and (b) clause 4.4 of the Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of the relevant Advance.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Agent (acting on the instructions of all the Banks) in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Agent (acting on the instructions of the

Majority Banks) may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Agent on such request further relevant certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10	Events of Default

10.1	Events

There shall be an Event of Default if:
10.1.1	Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents to which it is a party at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2	Breach of Insurance and certain other obligations: any of the Borrowers or any other person fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the relevant Ship Security Documents) for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for such Insurances or for any other failure or default on the part of any of the Borrowers or any other person or any of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.2 or 8.3 or the Corporate Guarantor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 5.2 or 5.3 or 5.4 or 5.5 of the Corporate Guarantee; or

10.1.3	Breach of other obligations: any Security Party or any Manager commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Agent (acting on the instructions of the Majority Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within fourteen (14) days of the Agent notifying the relevant Security Party or the relevant Manager of such default and of such required action; or

10.1.4	Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party or any Manager in or pursuant to any of the Security Documents to which it is a party or in any notice, certificate or statement referred to in or delivered under any of the Security Documents to which it is a party is or proves to have been incorrect or misleading in any material respect; or

10.1.5	Cross-default: any Borrowed Money of any Security Party is not paid when due or any Borrowed Money of any Security Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party of a voluntary right of prepayment), or any creditor of any Security Party becomes entitled to declare any such Borrowed Money due and payable or any facility or commitment available to any Security Party relating to Borrowed Money is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party in respect of Borrowed Money is not honoured when due and called upon and, in the case of the Corporate Guarantor only, the amount, or aggregate amount at any one time, of all Borrowed Money of the Corporate Guarantor in relation to which any of the foregoing events shall have occurred and be continuing is equal to or greater than Three million Dollars ($3,000,000) or its equivalent in the currency in which the same is denominated and payable; or

10.1.6	Legal process: any judgment or order made against any Security Party (being, in any such case relating to the Corporate Guarantor, in an amount, or aggregate amount at any one time, of not less than Three million Dollars ($3,000,000)) is not stayed or complied with within fourteen (14) days or a creditor (acting in good faith) attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party and is not discharged within seven (7) days; or

10.1.7	Insolvency: any Security Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or any corporate action, legal proceedings or other procedure or step is taken in relation to any of the above; or

10.1.8	Reduction or loss of capital: a meeting is convened by any Security Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.9	Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Security Party or an order is made or resolution passed for the winding up of any Security Party or a notice is issued convening a meeting for the purpose of passing any such resolution unless, in the case of an involuntary petition, the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within forty five (45) days of the presentation of the petition; or

10.1.10	Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or an administration order is made in relation to any Security Party; or

10.1.11	Appointment of receivers, managers etc.: any administrative or other receiver, liquidator, compulsory manager or other similar officer is appointed of any Security Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party; or

10.1.12	Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors Provided however that if the Borrowers are able to provide such evidence as is satisfactory in all respects to the Agent (acting on the instructions of the Majority Banks) that such rescheduling will not relate to any payment default or anticipated default, the same shall not constitute an Event of Default; or

10.1.13	Analogous proceedings: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.13 (inclusive) in respect of that Security Party or any Security Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Security Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15	Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government Provided however that there will not be an Event of Default if such events lead to the Total Loss of a Ship and the Borrowers comply with their relevant prepayment obligations under clause 4.3.2 in respect of such Total Loss; or

10.1.16	Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party or any other person which is a party thereto, or if any such Security Party or such other person shall deny that it has any, or any further, liability thereunder; or

10.1.17	Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for a Creditor to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.18	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20	Material adverse change: there occurs an event or series of events which, in the opinion of the Agent (following consultation with the Banks), might have a material adverse effect on:
(a)	the business, assets, operations, performance, prospects or condition (financial or otherwise) of any Security Party or any other member of the Group or the Group as a whole; or

(b)	the ability of any Security Party to comply with or perform any of its obligations under the terms of any of the Security Documents, or

(c)	the legality, validity or enforceability of any of the Security Documents or the rights or remedies of the Creditors or any of them thereunder; or

(d)	any Relevant Jurisdiction (or on any of the financial markets thereof); or
10.1.21	Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and the relevant Borrower shall fail to procure the release of such Ship within a period of fourteen (14) Banking Days thereafter; or

10.1.22	Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Banks or, if any Ship is, with the prior consent of the Agent, only provisionally registered on its Delivery Date, such Ship is not permanently registered under the laws and flag of the relevant Flag State within ninety (90) days after the Drawdown Date of the Advance relevant to such Ship; or

10.1.23	Unrest: the Flag State of any Ship becomes involved in hostilities or civil war or there is a seizure of power in the Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Agent reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents and the relevant Borrower has failed within thirty (30) days from receiving notice from the Agent to this effect to (a) delete its Ship from its existing Flag State and (b) re-register its Ship under another Flag State approved by the Banks in their reasonable discretion through a relevant Registry, in each case, at the Borrowers’ cost and expense; or

10.1.24	Environmental Incidents: there is an Environmental Incident which gives rise, or may give rise, to an Environmental Claim which could, in the opinion of the Agent, be reasonably expected to have a material adverse effect (i) on the business, assets, operations, property or financial condition of any of the Borrowers or any Security Party or any of their respective Environmental Affiliates or (ii) on the security constituted by any of the Security Documents or the enforceability of that security in accordance with its terms; or

10.1.25	P&I: any Borrower or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.26	Shareholdings: at any time:
(a)	any Borrower ceases to be a wholly-owned direct Subsidiary of the Corporate Guarantor; or

(b)	the Ultimate Shareholders cease to be the ultimate beneficial owners of at least 50.1% of the issued voting share capital of the Shareholder (or of any other lower percentage which is not less than 40%, but only provided that any such lower percentage and reduction has resulted solely from a rights issue or other capital increase of the Shareholder); or

(c)	the Shareholder ceases to be the direct legal and beneficial owner of 50% of the issued voting share capital of the Corporate Guarantor; or

(d)	the Ultimate Shareholders cease to be the ultimate beneficial owners of the remaining 50% of the issued voting share capital of the Corporate Guarantor (whether directly or indirectly); or
10.1.27	Accounts: any moneys are withdrawn from any of the Accounts other than in accordance with clause 14 and the Account Pledges; or

10.1.28	Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents.

10.2	Acceleration

The Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the occurrence of an Event of Default which then continuing, by written notice to the Borrowers declare that:

10.2.1	the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Total Commitment shall be reduced to zero forthwith; and/or

10.2.2	the Loan and all interest accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or at any other time specified in such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so instructed by the Majority Banks shall) by written notice to the

Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrowers shall on demand indemnify each Creditor, without prejudice to any of such Creditor’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:
11.1.1	any default by any Security Party in payment of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3	any prepayment of the Loan or part thereof being made under clauses 3.6.2, 4.2, 4.3, 8.2.1(a) or 12.1 or any other repayment or prepayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

11.1.4	any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice for such Advance has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Creditor in maintaining or funding its Contribution or, as the case may be, Commitment (or any part thereof) or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, its Commitment (or any part thereof) or any other amount owing to such Creditor.

11.2	Currency indemnity

If any sum due from any of the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrowers or any of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrowers shall indemnify each Creditor on demand in respect of all costs, claims, losses, demands, liabilities, penalties and fines of whatever nature (including, without limitation, those arising under, Environmental Laws) which may be incurred or made against such Creditor at any time, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor which would or could not have been brought against such Creditor if it had not entered into any of the Security Documents and/or been involved in any of the transactions contemplated by the Security Documents.
11.4	Waiver

In no event shall a Creditor or any of its Related Companies or any of their respective officers or directors be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

11.5	General indemnity

The Borrowers jointly and severally hereby indemnify and agree to hold harmless the Creditors and each of their respective Related Companies and each of their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, legal and other expenses (altogether the “Losses”), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to the Security Documents or any of them (or the transactions contemplated hereby or thereby) or any use made or proposed to be made with the proceeds of the Loan. This indemnity shall apply whether or not such claims, investigation, litigation or proceeding is brought by the Borrowers or any of them, any other Security Party, any other member of the Group, any of their respective shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent that such Losses are found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct.

12	Unlawfulness, increased costs and mitigation

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to contribute to the Loan or any part thereof or to maintain its Commitment or fund the Loan or any part thereof, such Bank shall promptly, through the Agent, give notice to the Borrowers whereupon (a) such Bank’s Contribution shall be reduced to zero and (b) the Borrowers shall be obliged to prepay such Bank’s Commitment either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement and the other Security Documents.

If circumstances arise which would result in a notification under this clause 12.1 then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrowers under clause 6 and this clause 12.1, the affected Bank in consultation with the Agent and the other Banks shall endeavour to take such reasonable steps as may be open to it to mitigate or remove such circumstances (including the transfer of the affected Bank’s rights and obligations under this Agreement to another bank or financial institution unless to do so might (in the reasonable opinion of such Bank) be prejudicial to the affected Bank (or, as the case may be, its holding company) or be in conflict with such Bank’s (or, as the case may be, its holding company’s) general banking policies or involve any Bank (or, as the case may be, its holding company) in expense or increased administrative burden.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which a Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, or other banking or monetary controls or requirements which affect the manner in which such Bank allocates capital resources to its obligations hereunder or those resulting from the implementation of any amendment of the “International Convergence of Capital Measurement and Capital Standards” Basel Committee on Banking Supervision (July 1988, as amended) or any amendatory or substitute agreement in respect thereof including, but without limitation, the proposed new Basle Capital Accord (“Basle II”), is to:
12.2.1	subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping such Bank’s Commitment available or maintaining or funding all or part of such Bank’s Contribution; and/or

12.2.3	reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or

12.2.4	reduce any Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank’s obligations under any of the Security Documents; and/or

12.2.5	require any Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or

12.2.6	require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or its Contribution from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):
(a)	such Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)	such Bank shall negotiate with the Borrowers in good faith with a view to restructuring the transaction constituted by the Security Documents in a way which will prevent in a manner satisfactory to such Bank and the Borrowers the incurrence of the relevant increased costs by the Borrowers, without decreasing the amounts nor any net returns due to such Bank under the Security Documents or the amounts which, but for such increased costs would have been so due, and without otherwise adversely affecting the rights, interests and security of such Bank under the transaction as constituted by the Security Documents and without increasing the cost to the Borrowers of, or otherwise adversely affecting the rights and interests of the Borrowers under, the transactions and (unless such Bank nominates a longer period, which it shall be at liberty to do) such negotiations shall continue for a period of up to thirty (30) days after such Bank has given notice under paragraph (a) above or for such lesser period as is permitted under any applicable law having regard to the increased costs concerned (such period hereinafter referred to in this clause 12.2 as the “Negotiation Period”); and

(c)	if at the end of the Negotiation Period, such Bank and the Borrowers have not reached an agreement on the restructuring of the transaction constituted by the Security Documents on the basis of what is described in paragraph (b) above, then the Borrowers shall, on demand made by such Bank, at any time after the expiry of the Negotiation Period, and whether or not the Loan or any part thereof has then been repaid or prepaid, pay to such Bank the amount which such Bank specifies (in a certificate (which shall be conclusive on the Borrowers in the absence of manifest error) setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate the Bank (or its holding company) for such alternative funding, increased cost, reduction, payment or foregone return (as the case may be).
Such Bank will promptly notify the Borrowers of its intention to demand indemnification pursuant to this clause 12.2 and such notification and demand will be (in the absence of manifest error) conclusive and full evidence binding on the Borrowers as to the amount of any increased cost or reduction of payment or foregone return and the method of calculating the same. A claim under this clause 12.2 may be made at any time and must be satisfied by the Borrowers on the then next Interest Payment Date or, alternatively, within three days of the relevant demand made by such Bank. Any amount due from the Borrowers under this clause 12.2 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement or the other Security Documents.
For the purposes of this clause 12.2 “holding company” means the company or entity (if any) within the consolidated supervision of which a Bank is included.
12.3	Exception

Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

12.4	Mitigation and Tax credits
12.4.1	Mitigation

If circumstances arise which would, or would upon the giving of notice, result in an increased payment required to be made by the Borrowers to any Bank under clause 6.6 or clause 12.2 then, without in any way limiting the obligations of the Borrowers under either of these clauses, the relevant Bank shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the other Security Documents to another of its offices not affected by the circumstances which gave rise to such increased payment, but no Bank shall be under any obligation to take any such action, if in its opinion, to do so would or might:
(a)	be prejudicial to such Bank (or, as the case may be, its holding company); or

(b)	have an adverse effect on such Bank’s or its holding company’s business, operations, administration or financial condition; or

(c)	involve such Bank or its holding company in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent, with any regulation or such Bank’s general banking policies; or

(d)	involve such Bank or its holding company in any expense (unless indemnified to its satisfaction) or tax disadvantage.
12.4.2	Tax credits

If a Bank receives for its own account a repayment or credit in respect of tax on account for which the Borrowers have made an increased payment under clause 6.6, it shall pay to the Borrowers a sum equal to the repayment or credit received, provided always that:
(a)	such Bank can do so without prejudicing the retention of the amount of such repayment or credit and without prejudice to the right of such Bank to obtain any other relief or allowance which may be available to it;

(b)	such Bank shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a number of transactions;

(c)	nothing in this clause shall entitle the Borrowers to enquire about such Bank’s tax affairs or oblige such Bank to arrange its tax affairs in any particular manner, to disclose any information regarding its tax affair and computations, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(d)	nothing in this clause shall oblige such Bank to make a payment which exceeds any repayment or credit in respect of tax on account of which the Borrowers have made an increased payment under clause 6.6; and

(e)	any allocation or determination made by such Bank under or in connection with this clause shall be binding on the Borrowers.
13	Security, set-off and pro-rata payments

13.1	Application of moneys

All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 or in a manner determined in the Agent’s or the Security Agent’s discretion, shall be applied in the following manner:
13.1.1	first, in or towards payment, on a pro rata basis, of all unpaid costs and expenses which may be owing to the Creditors or any of them under any of the Security Documents;

13.1.2	secondly, in or towards payment, on a pro rata basis, of any unpaid fees payable to the Creditors or any of them;

13.1.3	thirdly, in or towards payment, on a pro rata basis, of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.4	fourthly, in or towards repayment, to the Banks, on a pro rata basis, of the Loan (whether the same is due and payable or not);

13.1.5	fifthly, in or towards payment, on a pro rata basis, to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan prepaid and which amounts are so payable under this Agreement;

13.1.6	sixthly, in or towards payment, on a pro rata basis, to the Creditors of any other sums owing to them under any of the Security Documents;

13.1.7	seventhly (but subject to the provisions of each Manager’s Undertaking), in or towards payment of any sums, fees or expenses owing by any of the Borrowers to any of the Managers pursuant to the relevant Management Agreement; and

13.1.8	eighthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.
13.2	Set-off
13.2.1	The Borrowers authorise each Creditor, without prejudice to any of such Creditor’s rights at law, in equity or otherwise, at any time following the occurrence of an Event of Default which is continuing and with notice to the Borrowers, to apply any credit balance to which the Borrowers or any of them is then entitled standing upon any account of the Borrowers or any of them with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Borrowers or any of them to such Creditor under any of the Security Documents. For this purpose, each such Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2	No Creditor shall be obliged to exercise any right given to it by this clause 13.2.

13.2.3	Each Creditor shall notify the Borrowers through the Agent forthwith upon the exercise or purported exercise of any right of set-off under this clause 13.2, giving full details in relation thereto and the Agent shall inform the other Creditors.
13.2.4	This clause 13.2 gives each Creditor a contractual right of set-off only and does not create any equitable charge or other Encumbrance over any credit balance of the Borrowers or any of them.
13.3	Pro rata payments
13.3.1	If at any time any Bank (the “Recovering Bank”) receives or recovers any amount owing to it by the Borrowers under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Bank or a sub-participant in such Bank’s Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1, or 12.2) the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a “Relevant Receipt”) notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clauses 6.1 or 6.9 (as the case may be) then:
(a)	within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(b)	the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and

(c)	as between the Borrowers and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.
13.3.2	If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro-rata share of the amount which has to be refunded by the Recovering Bank.

13.3.3	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purposes of this clause 13.3.

13.3.4	Notwithstanding the foregoing provisions of this clause 13.3, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).
13.4	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.

13.5	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6	Further assurance

The Borrowers jointly and severally undertake with each Creditor that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Bank enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Majority Banks may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.7	Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers’ Security Documents, the provisions of this Agreement shall prevail.

14	Accounts

14.1	General

The Borrowers jointly and severally undertake with each Creditor that they will:
14.1.1	on or before the Drawdown Date of the first Advance to be drawn down, open each of the Accounts; and

14.1.2	procure that all moneys payable to each Borrower in respect of the Earnings (as defined in the relevant Ship Security Documents) of such Borrower’s Ship shall, unless and until the Agent (acting on the instructions of the Majority Banks) directs to the contrary pursuant to the provisions of the relevant Ship Security Documents, be paid to the relevant Earnings Account Provided however that if any of the moneys paid to any of the Earnings Accounts are payable in a currency other than Dollars, the Account Bank shall (and each Borrower in respect of its own Earnings Account hereby irrevocably and unconditionally instructs the Account Bank to) convert such moneys into Dollars at the Account Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.
14.2	Earnings Accounts: withdrawals

Any moneys standing to the credit of any Earnings Accounts shall be at the free disposal of the relevant Borrower for any purpose which is not prohibited by the terms of this Agreement and each Borrower may withdraw moneys from its Earnings Account for any such purpose. However, if an Event of Default occurs and is continuing, the Borrowers shall not be entitled to withdraw any moneys from the Earnings Accounts at any time during the Security Period without the prior written consent of the Agent (acting on the instructions of the Majority Banks).

14.3	Retention Account: credits and withdrawals

14.3.1	The Borrowers hereby jointly and severally undertake with each Creditor that they will, from the date of this Agreement and so long as any moneys are owing under the Security Documents, on each Retention Date pay to the Account Bank for credit to the Retention Account, the Retention Amount for such Retention Date provided however that, to the extent that there are moneys standing to the credit of the Earnings Accounts (or any of them) as at any Retention Date, such moneys shall, up to an amount equal to the Retention Amount for such Retention Date, be transferred to the Retention Account on that Retention Date (and the Borrowers hereby irrevocably authorise the Account Bank to effect each such transfer) and to that extent the Borrowers’ obligations to make the payments referred to in this clause 14.3.1 shall have been fulfilled upon such transfer being effected.

14.3.2	Unless and until there shall occur an Event of Default, each Retention Amount credited to the Retention Account together with interest from time to time accruing or at any time accrued thereon shall be applied by the Account Bank (and the Borrowers hereby irrevocably authorise the Account Bank so to apply the same) upon each Repayment Date and/or on each day that interest is payable pursuant to clause 3.1, in or towards payment to the Agent of the relevant instalment then falling due for repayment or, as the case may be, the relevant amount of interest then due. Each such application by the Account Bank shall constitute a payment in or towards satisfaction of the Borrowers’ corresponding payment obligations under this Agreement but shall be strictly without prejudice to the obligations of each of the Borrowers to make any such payment to the extent that the aforesaid application by the Account Bank is insufficient to meet the same.

14.3.3	Unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees in writing and subject to clause 14.3.2, none of the Borrowers shall be entitled to withdraw any moneys from the Retention Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents.
14.4	Account terms

Amounts standing to the credit of the Earnings Accounts and the Retention Account shall (unless otherwise agreed between the Account Bank and the Borrowers) bear interest at the rates from time to time offered by the Account Bank to its customers for Dollar deposits in comparable amounts for comparable periods. Interest shall accrue on the Earnings Accounts and the Retention Account from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year and shall be credited to the relevant Account at such times as the Account Bank and the Borrowers shall agree.

14.5	Pledging of Accounts

The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Pledges.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and shall enure for the benefit of, the Creditors and the Borrowers and their respective successors in title.

15.2	No assignment by Borrowers

No Borrower may assign or transfer any of its rights or obligations under this Agreement.

15.3	Transfers by Banks

Any Bank (the “Transferor Bank”) may at any time, following the prior written consent of the Borrowers (which consent shall not be unreasonably withheld or delayed and the request for which shall be promptly responded to) and the prior written consent of the Agent, cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank or financial institution (a “Transferee Bank”) by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank. No such transfer is binding on, or effective in relation to, the Borrowers or the Agent unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrowers and the other Creditors) and (ii) such transfer of rights under the other Security Documents has been effected and registered in a manner satisfactory in all respects to the Agent and the relevant Transferee Bank. The consent of the Borrowers referred to above shall not be required if (a) the relevant Transferee Bank in relation to a proposed transfer is a Related Company of the relevant Transferor Bank. Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.
The following further provisions shall have effect in relation to any Transfer Certificate:
15.3.1	a Transfer Certificate may be in respect of a Bank’s rights in respect of all, or part of, its Commitment and shall be in respect of the same proportion of its Contribution;

15.3.2	a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as the Agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:
(a)	to the extent specified in the Transfer Certificate, the Transferor Bank’s payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank’s title and of any rights or equities which the Borrowers had against the Transferor Bank;

(b)	the Transferor Bank’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Bank becomes a Bank with a Contribution and/or a Commitment of the amounts specified in the Transfer Certificate;

(d)	the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Arranger, the Agent and the Security Agent in accordance with the provisions of clause 16 and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;

(e)	an Advance or part of an Advance which the Transferee Bank makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank’s title and any rights or equities of any Security Party against the Transferor Bank had not existed; and

(f)	the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 12 and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;

15.3.4	the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5	the Borrowers, the Account Bank, the Arranger, the Security Agent and the Banks hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrowers, the Transferor Bank and the Transferee Bank.
15.4	Reliance on Transfer Certificate
15.4.1	The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2	The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank or any Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

15.4.3	The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.
15.5	Transfer fees and expenses

If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, such Bank shall pay to the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent as having been incurred by the Agent or the Security Agent or any other Bank in connection with such transfer.

15.6	Documenting transfers

If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, the Borrowers jointly and severally undertake, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall (at the cost of the Transferor Bank) enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank all or the relevant part of such Bank’s interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.

15.7	Sub-participation

A Bank may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrowers but with the prior written consent of the Agent.

15.8	Lending office

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrowers, the Security Agent, the Account Bank and the other Banks.
15.9	Disclosure of information

A Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrowers and/or the other Security Parties as such Bank shall consider appropriate Provided that the relevant Bank has entered into a confidentiality agreement with such person in connection with any such information.

16	Arranger, Agent, Security Agent and Reference Bank

16.1	Appointment of the Agent

Each Bank irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Banks hereby authorises the Agent:
16.1.1	to execute such documents as may be approved by the Majority Banks for execution by the Agent; and

16.1.2	(whether or not by or through employees or agents) to take such action on such Bank’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.
16.2	Agent’s actions

Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Banks (or as otherwise duly authorised) shall be binding on all the Banks.

16.3	Agent’s duties

The Agent shall:
16.3.1	promptly notify each Bank of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clauses 8.1.1, 8.1.5 and 8.1.7 or any other material notice, certificate or document received from the Borrowers under the Security Documents; and

16.3.2	(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.
16.4	Agent’s rights

The Agent may:
16.4.1	in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks, and shall be fully protected in so doing;

16.4.2	unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or to refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

16.4.3	refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4	deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a notice shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Banks in schedule 1 as such Bank’s lending office unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5	rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.
16.5	No liability of Arranger or Agent

Neither the Arranger nor the Agent nor any of their respective employees and agents shall:
16.5.1	be obliged to make any enquiry as to the use of any of the proceeds of the Loan unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrowers; or

16.5.2	be obliged to make any enquiry as to any breach or default by the Borrowers or any of them or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

16.5.3	be obliged to enquire whether or not any representation or warranty made by the Borrowers or any of them or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4	be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5	be obliged to account to any Bank for any sum or the profit element of any sum received by it for its own account; or

16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or

16.5.7	be liable to any Bank for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.
For the purposes of this clause 16, neither the Arranger nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Arranger or the Agent or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.
16.6	Non-reliance on Arranger or Agent

Each Bank acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arranger or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation of such Bank’s Commitment or Contribution under this Agreement. Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Security Party whether coming into its possession before the making of the Loan or at any time or times thereafter other than as provided in clause 16.3.1.

16.7	No responsibility on Arranger or Agent for Borrower’s performance

Neither the Arranger nor the Agent shall have any responsibility or liability to any Bank:
16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or

16.7.2	for the financial condition of any Security Party; or

16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or

16.7.4	for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or

16.7.5	to investigate or make any enquiry into the title of the Borrowers or any of them or any other Security Party to a Ship or any other security or any part thereof; or

16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere (except in the case of gross negligence or wilful misconduct); or

16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or

16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9	otherwise in connection with this Agreement (except in the case of gross negligence or wilful misconduct) or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Banks.
16.8	Reliance on documents and professional advice

Each of the Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger’s or, as the case may be, the Agent’s employment).
16.9	Other dealings

Each of the Arranger and the Agent may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Banks as if it were not the Arranger or, as the case may be, the Agent.

16.10	Rights of Agent as Bank; no partnership

With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term “Banks” shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers
16.11.1	Subject to clause 16.11.2, the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, shall:
(a)	agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with the Borrowers or any of them and/or any other Security Party; and/or

(b)	vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrowers or any of them and/or any other Security Party (or authorise the Security Agent to do so).
Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on the Banks.
16.11.2	Except with the prior written consent of the Banks, the Agent shall have no authority on behalf of the Banks to agree (or authorise the Security Agent to agree) with the Borrowers or any of them and/or any other Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by the Borrowers or any of them and/or any other Security Party, if the effect of such amendment, modification, waiver or excuse would be to:
(a)	reduce the Margin;

(b)	postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by any Security Party under any of the Security Documents;

(c)	change the currency in which any amount is payable by any Security Party under any of the Security Documents;

(d)	increase any Bank’s Commitment;

(e)	extend the Termination Date;

(f)	change any provision of any of the Security Documents which expressly or implied requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;

(g)	change the order of distribution under clause 6.9 or clause 13.1;

(h)	change this clause 16.11;

(i)	change the definition of “Majority Banks” in clause 1.2; or

(j)	release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.
16.12	Reimbursement and indemnity by Banks

Each Bank shall reimburse the Agent (rateably, if prior to the first drawdown, in accordance with such Bank’s Commitment or, if after the first drawdown, in accordance with such Bank’s Contribution), to the extent that the Agent is not reimbursed by the Borrowers or any of them, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers or any of them under clause 5.1 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably, if prior to the first drawdown, in accordance with such Bank’s Commitment or, if after the first drawdown, in accordance with the Bank’s Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent’s own gross negligence or wilful misconduct.

16.13	Retirement of Agent
16.13.1	The Agent may, having given to the Borrowers and each of the Banks not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks as a successor agent:
(a)	a Related Company of the Agent nominated by the Agent which the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)	a Bank nominated by the Majority Banks or, failing such a nomination,

(c)	any reputable and experienced bank or financial institution nominated by the retiring Agent.
and, in any case, such successor agent shall have duly accepted such appointment. Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Banks. Prior to any such successor being appointed and provided no Default has occurred and is continuing, the Agent agrees to obtain the prior consent of the Borrowers (such consent not to be unreasonably withheld or delayed.

16.13.2	Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.
16.14	Appointment and retirement of Security Agent
16.14.1	Appointment

Each of the Banks and the Agent irrevocably appoints the Security Agent as its security agent and trustee for the purposes of this Agreement and the Security Documents, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Banks and the Agent hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or the Security Documents, together with such powers and discretions as are reasonably incidental thereto.

16.14.2	Retirement

Without prejudice to clause 16.13, the Security Agent may, having given to the Borrowers and each of the Banks and the Agent not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks and the Agent as a successor security agent and trustee:
(a)	a Related Company of the Security Agent nominated by the Security Agent which the Agent and the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)	a bank or trust corporation nominated by the Majority Banks or, failing such a nomination,

(c)	any bank or trust corporation nominated by the retiring Security Agent, and, in any case, such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (i) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed.

Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Agent and the Banks.

Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this

Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.
16.15	Powers and duties of the Security Agent
16.15.1	The Security Agent shall have no duties, obligations or liabilities to any of the Banks or the Agent beyond those expressly stated in any of the Security Documents. Each of the Banks and the Agent hereby authorises the Security Agent to enter into and execute:
(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and

(b)	any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent, and, in each and every case, to hold any and all security thereby created upon trust for the Banks and the Agent in the manner contemplated by this Agreement.
16.15.2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:
(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or

(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.
Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks and the Agent by the Security Agent and shall be binding on the other Creditors.
16.15.3	The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of the Banks communicated in writing by the Agent.

16.15.4	The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct. Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.15.1 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2 — and for which the prior consent of the Banks is expressly required under clause 16.15.3 — clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.

16.15.5	None of the Banks nor the Agent shall have any independent power to enforce any of the Security Documents referred to in clause 16.15.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Agent.

16.15.6	For the purpose of this clause 16, the Security Agent may, rely and act in reliance upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.7	Without prejudice to the foregoing each of the Agent and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.15.1.
16.16	Trust provisions
16.16.1	The trusts constituted or evidenced in or by this Agreement and the Trust Deed shall remain in full force and effect until whichever is the earlier of:
(a)	the expiration of a period of eighty (80) years from the date of this Agreement; and

(b)	receipt by the Security Agent of confirmation in writing by the Agent that there is no longer outstanding any Indebtedness (actual or contingent) which is secured or guaranteed or otherwise assured by or under any of the Security Documents, and the parties to this Agreement declare that the perpetuity period applicable to this Agreement and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Agreement.

16.16.2	In its capacity as trustee in relation to the Security Documents specified in clause 16.14, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.

16.16.3	It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.
16.17	Common Agent and Security Agent

The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Banks and the Agent under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.15.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.18	Independent action by Creditors

Without prejudice to clause 2.3, none of the Creditors shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.19	Co-operation to achieve agreed priorities of application

The Banks and the Agent shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1.

16.20	Prompt distribution of proceeds

Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent) and shall be distributed by the Agent or, as the case may be, the Security Agent, (in the case of moneys so received by the Agent or, as the case may be, the Security Agent) in each case in accordance with clause 13.1. The Agent or, as the case may be, the Security Agent, shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent, save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent, (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent or, as the case may be, the Security Agent and/or the Banks or any of them or as other Creditor to provide for the whole of their respective claims against the Borrowers or any of them or any other person liable.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:
17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:
(a)	if to the Borrowers or any of them at:

c/o Enterprises Shipping and Trading S.A. 11 Posidonos Avenue Elliniko 167 77 Athens, Greece

Fax no: +30 210 894 8403 Attn: Mr Konstantinos Koutsoubelis
(b)	if to the Agent at:

Citibank International plc European Loans Agency Capital Markets & Banking Operations Citigroup Centre Canada Square, Canary Wharf London E14 5LB England

Fax No: +44 208 636 3824 or +44 208 636 3825 Attn: Mr. Adi Khambata

(c)	if to the Arranger, the Security Agent or the Account Bank at:

c/o Citibank International plc 47-49 Akti Miaouli 185 36 Piraeus Greece

Fax No: +30 210 429 2806 Attn: Mr Takis Constantaras/Mr George Kakoulidis

(d)	if to a Bank, to its address or fax number specified in schedule 1 or, in the case of a Transferee Bank, in any relevant Transfer Certificate, or, in any such case, to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2	Notices through the Agent

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) any other Security Document to be given by the Borrowers or any of them to any other party shall be given to the Agent for onward transmission as appropriate and if it is to be given to the Borrowers or any of them, it shall (except otherwise provided in the Security Documents) be given to the Agent for onward transmission to the Borrowers.

17.3	No implied waivers, remedies cumulative

No failure or delay on the part of a Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.

17.5	Borrowers’ obligations
17.5.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrowers which are intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrowers, whether or not the deficiency is known to any of the Creditors.

17.5.2	Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Creditors may also continue to treat it as such, whether or not any Creditor is or becomes aware that such Borrower is or has become a surety for the other Borrowers.

17.5.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any purported obligation or liability of the other Borrowers which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against the other Borrowers on any ground whatsoever, whether or not known to a Creditor including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the other Borrowers (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

17.5.4	Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:
(a)	the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Borrower or any other person liable;

(b)	the Agent (acting on the instructions of the Majority Banks) granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or

(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.

17.5.5	Recourse to other security

The Creditors shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against any Borrower or any other person liable and no action taken or omitted by any Creditor in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them is, or is to be, a party.

17.5.6	Waiver of Borrowers’ rights

Each Borrower agrees with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):
(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrowers or any other person liable under the Security Documents;

(b)	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrowers or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)	take any steps to enforce any right against the other Borrowers or any other person liable in respect of any such moneys; or

(d)	claim any set-off or counterclaim against the other Borrowers or any other person liable or claiming or proving in competition with any Creditor in the liquidation of the other Borrowers or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrowers or any other person liable or any other Security Document now or hereafter held by any Creditor for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of the other Borrowers or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Banks and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Agent (acting on the instructions of the Majority Banks) shall deem appropriate.
18	Governing law and jurisdiction

18.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The Borrowers jointly and severally agree, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against the Borrowers or any of them or any of their respective assets may be brought in the English courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers E.J.C. Album, Solicitor at present of Exchange Tower (10th floor), 1 Harbour Exchange Square, London E14 9GE, England to receive, for them and on their behalf, service of process issued out of the English courts in any such legal action or proceedings, and each of the Borrowers further undertakes that, in the event that such individual passes away or cannot be found, each of the Borrowers hereby irrevocably and unconditionally authorises the Agent to designate, appoint and empower on their behalf, Messrs Cheeswrights or Messrs Saville & Co. at their then principal place of business in London, as substitute process agents of E.J.C. Album for the purposes of this clause. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of a Creditor to take proceedings against the Borrowers or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against any Creditor arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).
18.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
The Banks and their Commitments

Commitment
Name	Lending Office	Address for Notices	($)
Citibank International plc	47 — 49 Akti Miaouli	47 — 49 Akti Miaouli	42,000,000
	185 36 Piraeus	185 36 Piraeus
	Greece	Greece

Fax No: +30 210 429 2806
Attn: The Manager

Alpha Bank A.E.	Piraeus Shipping Division 960	Piraeus Shipping Division 960	40,000,000
	89 Akti Miaouli	89 Akti Miaouli
	185 35 Piraeus	185 35 Piraeus
	Greece	Greece Fax No: +30 210 4920268
Att: Mr C.A. Kokkinis

Credit Suisse	St. Alban-Graben 1-3	St. Alban-Graben 1-3	40,000,000
	P.O. Box	P.O. Box
	CH4002 Basle	CH4002 Basle
	Switzerland	Switzerland

Fax No: +41 61 266 7939
Att: Jean-Baptiste Bless

The Governor and	Head Office	Head Office	30,000,000
Company of the Bank	Lower Baggot Street	A3 Lower Baggot St
of Ireland	Dublin 2	Dublin 2
	Ireland	Ireland

Fax No: +3531 611 5411
Att: Kim Jones

Samba Financial	Nigthtingale House	Nigthtingale House	20,000,000
Group, London Branch	65 Curzon Street	65 Curzon Street
	Mayfair	Mayfair
	London W1J 8PF	London W1J 8PF
	England	England

Fax No: +44 207 7659 8274
Att: Deana Cobbing

Commitment
Name	Lending Office	Address for Notices	($)
Agricultural Bank of	37 Iroon Politechniou Street	37 Iroon Politechniou Street	15,000,000
Greece S.A., Piraeus	185 32 Piraeus	185 32 Piraeus
Branch	Greece	Greece Fax No: +30 210 4175091
Att: Ms Aggeliki Tsantaki

FBB-First Business	Shipping Division	Shipping Division	5,000,000
Bank S.A.	62 Notara & Sotiros Dios Street	62 Notara & Sotiros Dios Street
	185 35 Piraeus	185 35 Piraeus
	Greece	Greece Fax No: +30 210 413 2058
Att: The Manager

Scotiabank Europe plc	Scotiabank Europe PLC	Scotiabank Europe PLC	30,000,000
	Scotia House	Scotia House
	33 Finsburg Square	33 Finsburg Square
	London EC1A 1BB	London EC1A 1BB

Fax No: +44 207 454 9019
Att: Director, Ship Finance

		TOTAL COMMITMENT	222,000,000

Schedule 2
Form of Drawdown Notice
(referred to in clause 2.4)

To:	Citibank International plc 4 Harbour Exchange Square 2nd Floor London E14 9GE England (as Agent)
[•] 2007
U.S.$222,000,000 Loan
Loan Agreement dated [•] 2007 (the “Loan Agreement”)
We refer to the Loan Agreement and hereby give you notice that we wish to draw down the [Fighter] [Commander] [Intruder] [Performer] [Prince] [Scouter] Advance namely $[•] on [•] 200[•] and select [a first Interest Period in respect thereof of [•] months] [the first interest period in respect hereof to expire on [•] 200[•]]. The funds should be credited to [name and number of account] with [details of bank in New York City].
We confirm that:
(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)	the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Loan Agreement and (ii) clause 4 of the Corporate Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)	the borrowing to be effected by the drawdown of such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(d)	there has been no material adverse change in our business, assets, operations, performance, prospects or financial position or those of the Group, from that described by us to the Arranger and/or to the Agent in the negotiation of the Loan Agreement; and

(e)	the said Advance will be used for our own benefit and under our full responsibility and exclusively for the purpose specified in clauses 1.1 and 2.5 of the Loan Agreement.
Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of
CREIGHTON DEVELOPMENT INC.

For and on behalf of
LEWISHAM MARITIME INC.

For and on behalf of
PULFORD OCEAN INC.

For and on behalf of
RAYFORD NAVIGATION CORP.

For and on behalf of
ROSSINGTON MARINE CORP.

For and on behalf of
QUEX SHIPPING INC.

Schedule 3
Documents and evidence required as conditions precedent to the Loan being made
(referred to in clause 9.1)
Part 1
1	Constitutional documents

Copies, certified by legal counsel of each Security Party and each Manager as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party and that Manager;

2	Corporate authorisations

copies of resolutions of the directors and stockholders of each Security Party and the Managers approving such of the Underlying Documents and the Security Documents to which such Security Party or such Manager is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s or such Manager’s obligations thereunder, certified by an officer of such Security Party or such Manager as:
(a)	being true and correct;

(b)	being duly passed at meetings of the directors of such Security Party and/or such Manager and of the stockholders of such Security Party and such Manager duly convened and held;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,
together with originals or certified copies of any powers of attorney issued by any Security Party and any Manager pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party and each Manager to sign such of the Underlying Documents and the Security Documents to which such Security Party and such Manager is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified by legal counsel of such Security Party and such Manager as being the true signatures of such persons;

4	Certificate of incumbency

a list of directors and officers of each Security Party and each Manager specifying the names and positions of such persons, certified by legal counsel of such Security Party and such Manager to be true, complete and up to date;

5	Borrowers’ consents and approvals

a certificate from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrowers’ Security Documents;

6	Other consents and approvals

a certificate from an officer of each Security Party (other than the Borrowers) and each Manager that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Total Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party and such Manager is a party thereto;

7	Certified Contracts

a copy, certified as a true and complete copy by legal counsel to the relevant Borrower of each of the Contracts (such Contracts to be on terms acceptable to the Agent);

8	Fees Letter and fees

evidence that the Fees Letter has been duly executed and that any fees due under clause 5.1 and the Fees Letter have been paid in full;

9	Borrowers’ process agent

a letter from each Borrower’s agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as such Borrower’s agent;

10	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings accepting its appointment under each of the Security Documents required under this Part 1 in which it is or is to be appointed as such Security Party’s agent;

11	Legal opinions
(a)	an opinion of Walkers, special legal advisers on matters of British Virgin Islands law to the Agent;

(b)	an opinion of Cozen O’Connor, special legal advisers on matters of Liberian and Marshall Islands law to the Agent;

(c)	an opinion of Dickinson, Cruickshank & Co., special legal advisers on matters of Isle of Man law to the Agent; and

(d)	an opinion of George Pologiorgis, special legal advisers on matters of Greek law to the Agent;
12	Accounts

evidence that the Accounts have been opened, together with duly completed mandate forms in respect thereof;

13	Security Documents

the Corporate Guarantee, the Trust Deed and the Account Pledges (together with the other documents to be delivered to the Agent pursuant thereto), each duly executed; and

14	Evidence of ownership

evidence in writing and in form and substance satisfactory to the Agent in all respects of the ultimate beneficial owner or owners of the shares in the Corporate Guarantor.

Part 2
1	Drawdown Notice

The Drawdown Notice in respect of the relevant Advance to be drawn down, duly executed; 2 Certified Management Agreement a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) as a true and complete copy by legal counsel to the relevant Borrower of the Management Agreement in respect of relevant Ship;

3	Ship conditions

evidence that the Ship relevant to the Advance which is to be made: 3.1 Registration and Encumbrances is permanently or provisionally registered in the name of the relevant Borrower under the laws and flag of the relevant Flag State through the relevant Registry and that such Ship and its Earnings, Insurances and Requisition Compensation (as defined in the relevant Ship Security Documents) are free of Encumbrances, unless permitted under this Agreement;

3.2	Classification

maintains the relevant Classification free of all requirements and overdue recommendations of the relevant Classification Society affecting class; and

3.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship);

4	Delivery documents

copies, certified by a person acceptable to the Agent, of the bill of sale, the commercial invoice, the protocol of delivery and acceptance and any other delivery document to be exchanged under the relevant Contract in respect of the Ship relevant to such Advance, each duly executed and delivered;

5	Title and no Encumbrances

evidence that the transfer of title to the Ship relevant to such Advance from the relevant Seller to the relevant Borrower pursuant to the relevant Contract has been duly registered with the relevant Registry;

6	Ship Security Documents

the Ship Security Documents for the Ship relevant to such Advance duly executed;

7	Mortgage registration

evidence that the Mortgage over the Ship relevant to such Advance has been permanently or (as the case may be) provisionally registered against such Ship under the laws and flag of the relevant Flag State through the relevant Registry;

8	Notices of assignment

copies of duly executed notices of assignment required by the terms of the relevant Ship Security Documents and in the forms prescribed by such Ship Security Documents;

9	Valuation

a valuation of the Ship to which the Advance to be drawn down relates, made (at the expense of the Borrowers) in the manner specified in clause 8.2.2 and dated not earlier than thirty (30) days prior to the proposed Drawdown Date of such Advance;

10	British Virgin Islands opinion

an opinion of Walkers, special legal advisers on matters of British Virgin Islands law to the Agent;

11	Marshall Islands opinion

an opinion of Cozen O’Connor, special legal advisers on matters of Marshall Islands law to the Agent;

12	Flag State opinion

an opinion of legal advisers to the Agent on matters of the laws of the Flag State for the Ship to which the Advance being drawdown relates;

13	Fees

evidence that any fees due under clause 5.1 have been paid in full;

14	Registration forms

such statutory forms duly signed by the relevant Borrower and the other Security Parties as may be required by the Agent to perfect the security contemplated by the relevant Ship Security Documents;

15	Process agent

a letter from each Security Party’s and each Manager’s agent for receipt of service of proceedings accepting its appointment under each of the relevant Security Documents required under this Part 2 in respect of the Ship relevant to such Advance and in which it is or is to be appointed as such Security Party’s or (as the case may be) such Manager’s agent;

16	SMC/DOC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of the relevant Advance which is to be made) as a true and complete copy by an officer of the relevant Borrower of the DOC issued to the Operator and either (a) the SMC for the Ship relevant to such Advance or (b) an application for the issuance of the SMC for such Ship;

17	ISPS Code compliance
(a)	evidence satisfactory to the Agent that the Ship relevant to such Advance is subject to a ship security plan which complies with the ISPS Code; and

(b)	a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of the relevant Advance which is to be made) as a true and complete copy by an officer of the relevant Borrower of the ISSC and the continuous synopsis record (as defined in the ISPS Code) for the Ship relevant to such Advance; and
18	Certificate of financial responsibility
if the relevant Ship will trade permanently in the United States of America, a copy of a certificate of financial responsibility in respect of the Ship relevant to such Advance complying with the requirements of the United States Oil Pollution Act 1990 or the United States Comprehensive Environmental Response Compensation Liability Act 1980, together with evidence of approval thereof by the relevant regulatory authorities.

Schedule 4
Form of Transfer Certificate
(referred to in clause 15.3)
TRANSFER CERTIFICATE
Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:	CITIBANK INTERNATIONAL PLC as agent on its own behalf and on behalf of the Borrowers, the Banks, the Account Bank, the Security Agent and the Arranger defined in the Loan Agreement referred to below.
[Date]
Attention: [•]
This certificate (“Transfer Certificate”) relates to a loan agreement dated [26 June] 2007 as amended and supplemented by a supplemental agreement dated 16 October 2007 and a supplemental letter dated 10 July 2008 and as amended and restated by a supplemental agreement dated [•] 2009 (together the “Loan Agreement”) and made between (1) Creighton Development Inc., Lewisham Maritime Inc., Pulford Ocean Inc., Rayford Navigation Corp., Rossington Marine Corp. and Quex Shipping Inc. as joint and several borrowers (the “Borrowers”), (2) the banks and financial institutions defined therein as banks (the “Banks”), (3) Citibank International plc as Agent and Account Bank, (4) Citigroup Global Markets Limited as Arranger and (5) Citibank International plc as Security Agent, in relation to a loan of up to Two hundred and twenty two million Dollars ($222,000,000). Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.
In this Certificate:
the “Transferor” means [full name] of [lending office]; and
the “Transferee” means [full name] of [lending office].
1	The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Bank under or by virtue of the Loan Agreement and all the Security Documents in relation to [ ] per centum ([ ]%) of the [Contribution] [Commitment] of the Transferor (or its predecessors in title), details of which are set out below:

Transferor’s
[Contribution]
[Commitment]
Date of Advance[s]	Amount of Advance[s]	to Advance[s]	Maturity Date

2	By virtue of this Transfer Certificate and clause 15 of the Loan Agreement, the Transferor is discharged [entirely from its [Contribution] [Commitment] which amounts to $[ ]] [from [ ] per centum ([ ]%) of its [Contribution] [Commitment], which percentage represents $[ ]].

3	The Transferee hereby requests the Agent (on behalf of itself, the Borrowers, the Arranger, the Account Bank, the Security Agent and the Banks) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4	The Transferee:

4.1	confirms that it has received a copy of the Loan Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

4.2	confirms that it has not relied and will not hereafter rely on the Transferor, the Arranger, the Agent, the Banks, the Security Agent or the Account Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, any of the Security Documents or any such documents or information;

4.3	agrees that it has not relied and will not rely on the Transferor, the Agent, the Arranger, the Banks, the Security Agent or the Account Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any other Security Party (save as otherwise expressly provided therein);

4.4	warrants that it has power and authority to become a party to the Loan Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement and the Security Documents; and

4.5	if not already a Bank, appoints (i) the Agent to act as its agent and (ii) the Security Agent to act as its security agent and trustee, as provided in the Loan Agreement and the Security Documents and agrees to be bound by the terms of the Loan Agreement and the Security Documents.

5	The Transferor:

5.1	warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

5.2	warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its lending office is located; and

5.3	agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Transfer Certificate or for a similar purpose.

6	The Transferee hereby undertakes with the Transferor and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7	By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the Borrowers, the Arranger, the Agent, the Account Bank, the Security Agent and the Banks accept the Transferee as a party to the Loan Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents will be assumed by the

Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Arranger, the Agent, the Security Agent and the Account Bank as provided by the Loan Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8	None of the Transferor, the Arranger, the Agent, the Account Bank, the Security Agent or the Banks:

8.1	makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any of the Security Documents or any document relating thereto; or

8.2	assumes any responsibility for the financial condition of the Borrowers or any of them or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or any of them or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9	The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent’s gross negligence or wilful misconduct, as the case may be.

10	The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement and the Security Documents.

11	This Transfer Certificate is governed by, and shall be construed in accordance with, English law.

Transferor	Transferee

By:	By:

Dated:	Dated:

Agent
Agreed for and on behalf of itself as Agent and the Borrowers, the Arranger, the Account Bank, the Security Agent and the Banks.
CITIBANK INTERNATIONAL PLC

By:

Dated:

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor’s interest in the security constituted by the Security Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor’s interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule
Outstanding Contribution [per Advance]: $•
Commitment [per Advance]: $•
Portion Transferred: •%
Administrative Details of Transferee
Name of Transferee:
Lending Office:
Contact Person
(Loan Administration Department):
Telephone:
Telefax No:
Contact Person
(Credit Administration Department):
Telephone:
Telefax No:
[Account for payments:]

Schedule 4
Form of Share Pledge

19

Private & Confidential

Dated 30 September 2009

BULK ENERGY TRANSPORT (HOLDINGS) LIMITED (1)
and
CITIBANK INTERNATIONAL PLC (2)

CHARGE over shares
re: [Lewisham Maritime Inc.] [Puiford Ocean Inc.]
[Rayford Navigation Corp.] [Rossington Marine
Corp.] [Quex Shipping Inc.]

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2

THIS DEED is dated 30 September 2009 made BETWEEN:
(1)	BULK ENERGY TRANSPORT (HOLDINGS) LIMITED a corporation incorporated in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Shareholder”); and

(2)	CITIBANK INTERNATIONAL PLC whose registered office is at 33 Canada Square, Canary Wharf, London E14 5LB, England, acting for the purposes of this Deed through its office at 8 Othonos Street, 105 57 Athens, Greece as security agent and trustee for and on behalf of the Secured Creditors (as defined below) and for the benefit of itself and the Secured Creditors (the “Chargee”).
WHEREAS:
(A)	the Shareholder is the registered and beneficial owner of 50,000 registered shares of $1.00 each in [Lewisham Maritime Inc.] [Pulford Ocean Inc.] [Rayford Navigation Corp.] [Rossington Marine Corp.] [Quex Shipping Inc.], a company incorporated in the British Virgin Islands, (the “Company”) representing all of the issued and paid up share capital of the Company;

(B)	by a loan agreement dated 26 June 2007 as amended and supplemented by a first supplemental agreement dated 16 October 2007 and a supplemental letter dated 10 July 2008 (together the “Original Agreement”) and made between (inter alios) (i) the Company, Creighton Development Inc., [Lewisham Maritime Inc.] [Pulford Ocean Inc.] [Rayford Navigation Corp.] [Rossington Marine Corp.] [Quex Shipping Inc.], as joint and several borrowers (therein and herein together referred to as the “Borrowers”), (ii) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks”), (iii) Citibank International plc as agent (in such capacity the “Agent” and, together with the Banks, the “Secured Creditors”) and Security Agent (iv) Citigroup Global Markets Limited as Arranger, (v) Citibank International plc as account bank (the “Account Bank”), and as further amended and restated by a supplemental agreement dated 30 September 2009 (the “Supplemental Agreement” and, together with the Original Agreement, the “Loan Agreement”), made between (inter alia) the Borrowers, the Banks, the Agent and the Account Bank, the Banks agreed (inter alia) to advance (and have advanced) by way of loan to the Borrowers, as joint and several borrowers, upon the terms and conditions therein contained, the principal sum of Two hundred and twenty two million Dollars ($222,000,000) of which the principal amount outstanding at the date hereof is One hundred and forty three million ninety nine thousand four hundred and fifty five Dollars and fifty cents ($143,099,455.50);

(C)	by a guarantee dated 26 June 2007 and made between (i) the Shareholder, (therein referred to as the “Guarantor”) and (ii) the Chargee as security agent and trustee for the Secured Creditors, as amended by the Supplemental Agreement (together the “Corporate Guarantee”) the Shareholder guaranteed the payment of any moneys owing by the Borrowers to the Secured Creditors under the Loan Agreement and the other Security Documents (as defined in the Loan Agreement);

(D)	pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Chargee (referred to in the Loan Agreement as the “Security Agent”) as its security agent and trustee and pursuant to a Trust Deed dated 26 June 2007 executed by the Chargee (as trustee) in favour of the Secured Creditors, the Chargee agreed to hold, receive, administer and enforce this Charge for and on behalf of itself and the Secured Creditors; and

(E)	the Supplemental Agreement provides that as a condition precedent to (inter alia) the amendments to the Security Documents contained therein becoming effective, the Shareholder should execute in favour of the Chargee a charge in respect of the Shares (as defined below) in the form of this Deed (being one of the “Share Pledges” referred to in the Loan Agreement.

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NOW THIS DEED WITNESSES as follows:
1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and the Corporate Guarantee shall, unless the context otherwise requires, have the same meanings when used in this Deed.
1.2	Definitions

In this Deed, unless the context otherwise requires:

“Agent” includes its successors in title and its replacements;

“Banks” includes their Transferee Banks and their respective successors in title; “Chargee” includes its successors in title and its replacements;

“Guaranteed Liabilities” has the meaning given to it in the Corporate Guarantee;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Chargee) of:
(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes and registration fees) suffered, incurred or paid by the Chargee or the Secured Creditors or any of them in connection with the exercise of the powers referred to in or granted by this Deed or otherwise payable by the Shareholder in accordance with clauses 7.6 and 7.7; and

(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same was suffered, incurred or paid by the Chargee until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as, in the absence of manifest error, conclusively certified by the Chargee);
“Outstanding Indebtedness” means the aggregate of the Guaranteed Libailities, all interest accrued and accruing thereon, the Expenses and all other sums of money from time to time owing to the Secured Creditors or any of them and/or the Chargee, whether actually or contingently, under or pursuant to the Corporate Guarantee and the other Security Documents or any of them;

“Relevant Jurisdiction” means any jurisdiction in which or where the Shareholder is incorporated, resident, domiciled has a permanent establishment, carries on or has a place of business or is otherwise effectively connected;

“Secured Property” means the Shares and all stock, shares, warrants, securities, rights, moneys or property (including the dividends, interest or income thereon or therefrom) accruing or acquired at any time and from time to time by way of redemption, purchase, bonus, preference, option or otherwise to or in respect of or derived from all or any of the Shares or any derivatives thereof, including the proceeds of any sale of any of the Shares;

“Shareholder includes the successors in title of the Shareholder;

“Shares” means the shares in the capital of the Company registered in the name of the Shareholder and beneficially owned by the Shareholder details of which are set out in schedule 1 and shall include any other shares in the capital of the Company which may hereafter be registered in the name of, or beneficially owned by, the Shareholder and/or its nominee or trustee; and

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or

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charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly.
1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4	Construction of certain terms

In this Deed, unless the context otherwise requires:
1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules, to this Deed and references to this Deed include its schedules;

1.4.2	references to (or to any specified provision of) this Deed or any other documents shall be construed as references to this Deed, that provision or that document as in force for the time being as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and, where such consent is, by the terms of this Deed or the relevant document required to be obtained as a condition to such amendment being permitted, the prior written consent of the Chargee;

1.4.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity; and

1.4.6	references to any enactment shall be construed as references to such enactment as reenacted, amended or extended.
1.5	Conflict with Loan Agreement and Corporate Guarantee

This Deed shall be read together with the Loan Agreement and the Corporate Guarantee but, in the case of any conflict between (a) this Deed and (b) either of the said instruments, the provisions of that other instrument shall prevail.

2	Charging clause

In consideration of the Banks, at the request of, inter alios, the Shareholder, agreeing to make and having made the Loan available to the Borrowers and to enter into the Supplemental Agreement, the Shareholder with full title guarantee hereby charges and agrees to charge to the Chargee as security for the payment of the Outstanding Indebtedness and as a continuing security for the payment of all moneys and the discharge of all obligations and liabilities hereby. covenanted to be paid or otherwise hereby secured by way of a first fixed charge all of its interest in and to all of the Secured Property.
3	Representations and warranties

3.1	Representations and warranties

The Shareholder hereby represents and warrants to the Chargee that:
3.1.1	Title to Shares

the Shareholder is the registered holder of the Shares and is the beneficial owner of and has full right and title to, and has hereby charged, the Secured Property and the Shares are free from any Encumbrance of any kind (other than the Encumbrance hereby created) and are not, nor shall they be, subject to any option;

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3.1.2	Shares fully paid

the Shares are fully paid or credited as fully paid and no calls have been, or can be, made in respect of the Shares;

3.1.3	Due incorporation

the Shareholder is duly incorporated and validly existing in good standing under the laws of the Marshall Islands and has power to carry on its business as it is now being conducted and to own its property and other assets;

3.1.4	Corporate power

the Shareholder has power to execute, deliver and perform its obligations under this Deed and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

3.1.5	Binding obligations

this Deed constitutes valid and legally binding obligations of the Shareholder enforceable in accordance with its terms;

3.1.6	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and the compliance by the Shareholder with the provisions of, this Deed will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Shareholder is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Shareholder is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the Shareholder’s constitutional documents or (iv) result in the creation or imposition of or oblige the Shareholder to create any Encumbrance (other than a Permitted Encumbrance) on the Shareholder’s undertaking or on the Shareholder’s assets, rights or revenues;

3.1.7	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Shareholder, threatened against the Shareholder which could have a material adverse effect on the business, assets or financial condition of the Shareholder;

3.1.8	Choice of law the choice by the Shareholder of English law to govern this Deed and the submission by the Shareholder to the non-exclusive jurisdiction of the courts of England are valid and binding;
3.1.9	Consents obtained
every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Shareholder to authorise, or required by the Shareholder in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Deed or the performance by the Shareholder of its obligations hereunder or thereunder has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions imposed in or in connection with any of the same;
3.1.10	Obligations of the Shareholder
the obligations of the Shareholder under this Deed are direct, general and unconditional obligations of the Shareholder;
3.1.11	No other security or lien
the Shareholder has not taken or received any security or lien from the Company in

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respect of any liability hereunder or in respect of any other liability of the Company to the Shareholder;
3.1.12	No filings required
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Deed that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Deed and this Deed is in proper form for its enforcement in the courts of any Relevant Jurisdiction; and
3.1.13	No immunity
neither the Shareholder nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).
3.2	Repetition of representations and warranties
The representations and warranties in clause 3.1 shall be deemed to be repeated by the Shareholder on and as of each day from the date of this Deed until all moneys due or owing by the Shareholder under the Corporate Guarantee have been repaid in full as if made with reference to the facts and circumstances existing on each such day.
4	Covenants by the Shareholder

4.1	Supporting documents
The Shareholder hereby covenants with the Chargee that during the continuance of this Deed the Shareholder will at all times deposit with the Chargee and permit the Chargee during the continuance of this security to hold and retain:
4.1.1	Certificates
all stock and share certificates and documents of title relating to the Shares together with any other documents of title relating to the Secured Property;
4.1.2	Transfers

transfers of the Shares, duly completed in favour of the Chargee or its nominees or otherwise as the Chargee may direct in the form set out in schedule 2 together with letters of authority in respect of such transfers in the form set out in schedule 3;

4.1.3	Irrevocable proxies

an irrevocable proxy/proxies in respect of the Shares executed by the Shareholder in favour of the Chargee in the form set out in schedule 4, entitling the Chargee to exercise, subject to clause 5.1, all voting rights in respect of the Shares;

4.1.4	Directors’ resignation letters

executed undated resignation letters from each Director of the Company in the form set out in schedule 5 together with letters of authority from each Director of the Company in the form set out in schedule 6; and

4.1.5	Further documents

all such other documents as the Chargee may from time to time reasonably require for perfecting its title to the Shares and/or the Secured Property or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to

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the intent that the Chargee may at any time without notice present them for registration.
4.2	Continuing covenants
The Shareholder hereby further covenants with the Chargee that during the continuance of this Deed the Shareholder will at all times:
4.2.1	Prompt payment

duly and promptly pay all calls, instalments or other payments which from time to time may become due in respect of any of the Shares;

4.2.2	New certificates

duly register or procure that the Directors of the Company duly register all transfers of the Shares from time to time lodged with them by or on behalf of the Chargee or its nominees and issue, and deliver to the Chargee, a new certificate or certificates for the Shares in the name of the Chargee or its nominees as soon as possible following receipt of such transfers from the Chargee;

4.2.3	Negative undertakings

not (without the prior written consent of the Chargee):
(a)	create or permit to subsist any Encumbrance other than a Permitted Encumbrance on or over the Secured Property or any part thereof or interest therein; or

(b)	sell, transfer or otherwise dispose of the Secured Property or any part thereof or interest therein or attempt or agree so to do; or

(c)	suffer or permit the Company to cancel, increase, create or issue or agree to issue or put under option or agree to put under option any share or loan capital or obligation now or hereafter convertible into share or loan capital of or in the Company of any class or call any uncalled capital; or

(d)	suffer or permit the Company to make any alteration to, grant any rights in relation to or otherwise re-organise or purchase or reduce the share capital or reserves of the Company in any way or enter into any composition or arrangement with its creditors or any class of creditors of the Company; or

(e)	convene any meeting with a view either to the alteration of any of the provisions of the Company’s constitutional documents or to passing a resolution that the Company be wound up; or

(f)	suffer or permit the Company to permit any person other than the Shareholder to be registered as holders of the Shares or any part thereof;
4.2.4	Appointment of further directors
duly and promptly notify the Chargee of the appointment of any further Director or Directors of the Company (whether by way of replacement of, or addition to, any of the existing Directors) and thereafter duly and promptly deliver to the Chargee the letter or letters of resignation and letter or letters of authority referred to in clause 4.1 duly signed by such additional Director or Directors;
4.2.5	Maintenance of value of security
not do or cause or permit to be done anything which in any way depreciates, jeopardises or otherwise prejudices the value to the Chargee of the security created by this Deed;

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4.2.6	Indebtedness due from the Company
not demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Shareholder from the Company or from any other person liable or demand or accept any security in respect of the same or assign or charge the same as security;
4.2.7	No set-off or counterclaim
not claim any set-off or counterclaim against the Company or any other person liable or claim or prove in competition with the Chargee or the Secured Creditors in the bankruptcy or liquidation (or equivalent) of the Company or any other person liable or have the benefit of, or share in, any payment from or composition with, the Company or any other person liable for any Indebtedness of the Company or other any person liable but so that, if so directed by the Chargee, it will prove for the whole or any part of its claim in the liquidation or bankruptcy (or equivalent) of the Company on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Chargee and applied in or towards discharge of the liabilities and obligations of the Shareholder to the Chargee under this Deed in such manner as the Chargee shall deem appropriate;
4.2.8	No subrogation

not exercise its rights of subrogation, reimbursement and indemnity against the Company;
4.2.9	Payments and compositions

not have the benefit of any share in any payment or composition from the Company or any other person or in any other guarantee or security now or hereafter held by the Chargee;
4.2.10	No Encumbrance

not take or receive any Encumbrance from the Company in respect of the liability of the Shareholder under this Deed; and
4.2.11	Reports, etc.
if requested by the Mortgagee promptly send to the Chargee a copy of every report or other notice, statement or circular sent or delivered to the Shareholder by the Company.
4.3	Further covenants
The Shareholder hereby respectively further covenants and agrees with the Chargee that:
4.3.1	Powers on default
the Chargee and its nominees, at the discretion of the Chargee, may following the occurrence of any Event of Default which is continuing exercise in the name of the Shareholder or otherwise at any time whether pursuant to the powers conferred upon the Chargee under any irrevocable proxy/proxies referred to in clause 4.1.3 and whether before or after demand for payment and without any further consent or authority on the part of the Shareholder in respect of the Shares any voting rights and all powers given to trustees by the Trustee Act 2000 in respect of securities or property subject to a trust and any powers or rights which may be exercisable by the person in whose name the Shares are registered but such power shall be exercised subject to the provisions of clause 5;
4.3.2	Transfer of Shares to Chargee
if so requested by the Chargee, following an Event of Default which is continuing,

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transfer all or any of the Shares to the Chargee or to its nominees and the Chargee may hold all or any of the Shares in any branch of the Chargee or with any correspondents or other agents whether in Greece or overseas and all the Shares shall be held at the expense and risk of the Shareholder; and
4.3.3	Copies of this Deed
it will file or cause to be filed a copy of this Deed with the Secretary (or other appropriate officer) of the Company for the purpose of giving notice of this charge to the Company and that it will obtain and deliver to the Chargee an acknowledgement of such filing.
5	Dividends and voting rights

5.1	Voting rights
Unless and until an Event of Default has occurred or the Shareholder is in breach of any term of this Deed, the Shareholder shall be entitled to exercise all voting and other rights vested in the holder of the Shares provided that the Shareholder shall not exercise such rights in a manner which would or might derogate from the security created by this Deed or conflict with any provision of any of the Security Documents.
5.2	Dividend rights
If a Default has occurred and is continuing, or the Shareholder is in breach of any term of this Deed, the Chargee may require that any dividends, interest or other moneys which may be paid or payable in respect of the Secured Property shall be paid to the Chargee and shall be applied by the Chargee in or towards payment of the Expenses and the balance shall be applied by the Chargee (and the Shareholder hereby irrevocably and unconditionally authorises the Chargee to make such application notwithstanding that the Chargee may have made no demand for payment under the Corporate Guarantee) in accordance with clause 2.10 of the Corporate Guarantee. So long as no Default has occurred and the Shareholder is not in breach of any term of this Deed and so long as the payment of any dividends, interest or other moneys does not constitute or give rise to a breach of any provision of the Security Documents, any such dividends shall be paid to the Shareholder.
5.3	Delivery of dividend mandate
Where the Chargee becomes entitled to receive dividends pursuant to clause 5.2 following the occurrence of a Default which is continuing, the Shareholder shall immediately execute and deliver to the Company a dividend mandate in the form set out in schedule 7.
5.4	Payment of dividends and interest
Any dividends, interest or other moneys or property hereby charged which may be received by the Shareholder after the power of sale under clause 7.1 has arisen shall be held in trust for the Chargee and paid or delivered to the Chargee on demand in writing for application in accordance with clause 5.2.
6	Further assurance

6.1	Execution of further charges
The Shareholder shall, at its own expense at any time if and when required by the Chargee execute such further legal or other charges or assignments in favour of the

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Chargee as the Chargee shall from time to time reasonably require over all or any of the Secured Property and all rights relating thereto both present and future (including any substituted securities and any vendor’s lien) and any other transfers or documents the Chargee may from time to time reasonably require for perfecting its title to the same or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to secure all moneys, obligations and liabilities hereby covenanted to be paid or otherwise hereby secured or to facilitate realisation of the Secured Property or the exercise of the powers conferred on the Chargee, such further charges or assignments to be prepared by or on behalf of the Chargee at the cost of the Shareholder and to contain an immediate power of sale without notice, a clause excluding section 93 and the restrictions contained in section 103 of the Law of Property Act 1925 and such other clauses for the benefit of the Chargee as the Chargee may reasonably require.
6.2	Registration
The Shareholder also undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Chargee may be necessary or desirable for the purpose of more effectually charging or assigning the Secured Property or perfecting the security constituted or intended to be constituted by this Deed.
7	Powers of the Chargee
7.1	Enforcement

At any time after the occurrence of an Event of Default which is continuing:
7.1.1	Enforcement
the Chargee or any person nominated by the Chargee wheresoever situate, may, at its discretion, prior to or after exercising the rights referred above:
(a)	complete the transfers in respect of the Shares deposited with the Chargee in accordance with clause 4.1.2 by dating the same and (b) submit all or any of the said transfers together with any stock or share certificates in respect thereof for registration in the name of the Chargee or any nominee or any nominee of the Chargee and thereafter the Chargee or any nominee of the Chargee may exercise without further notice and without the restrictions contained in section 103 of the Law of Property Act 1925 in respect of all or any of the Secured Property all the powers or rights which may be exercisable by the registered holder of the Shares and all other powers conferred on mortgagees by the Law of Property Act 1925 as hereby varied or extended ; and
7.1.2	Application of dividends and interest
any dividends, interest or other payments which may be received or receivable by the Chargee or by any nominee in respect of any of the Secured Property may be applied by the Chargee as though they were proceeds of sale in accordance with clause 7.5.
7.2	Section 93 Law of Property Act 1925
Section 93 of the Law or Property Act 1925 shall not apply to this security or to any security given to the Chargee pursuant hereto.
7.3	Sale or disposal
In exercising the powers referred to in clause 7.1, the Chargee may sell or dispose of the Secured Property or any part thereof at such times in such manner for such consideration and generally on such terms and conditions as the Chargee may think fit. Any such sale or disposition may be for cash or other valuable

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consideration and be payable immediately or by instalments spread over such period as the Chargee shall think fit.
7.4	No enquiry by purchaser
No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Chargee to exercise any of the powers hereby conferred has arisen nor be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.
7.5	Application of proceeds
All moneys received by the Chargee under, or in the exercise of any powers conferred by, this Deed shall be applied in or towards payment of the Expenses and the balance shall be applied in accordance with clause 2.10 of the Corporate Guarantee.
7.6	Expenses
The Shareholder shall pay to the Chargee on a full indemnity basis on demand:
7.6.1	all expenses (including legal and out-of-pocket expenses) incurred by the Chargee in connection with the negotiation, preparation, execution or registration of this Deed and of any amendment or extension or the granting of any waiver or consent under this Deed; and

7.6.2	all expenses (including legal and out-of-pocket expenses) incurred by the Chargee in contemplation of, or otherwise in connection with, the enforcement or preservation of any rights under this Deed or otherwise in respect of the Outstanding Indebtedness or the security therefor.
7.7	Indemnity
The Shareholder hereby agrees and undertakes to indemnify the Chargee against all losses, actions, claims, expenses, demands, obligations and liabilities whatsoever and whenever arising which may now or hereafter be incurred by the Chargee or by any manager, agent, officer or employee of the Chargee for whose liability, act or omission it or they, or any of them may be answerable, in respect of, in relation to or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection therewith and herewith or with any part of the Secured Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Corporate Guarantee or in any of the other Security Documents.
7.8	Liability of Chargee
The Chargee shall not be liable to account as mortgagee in possession in respect of all or any of the Secured Property and shall not be liable for any loss upon realisation or for any neglect or default to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Shareholder of any such matter or for any other loss of any nature whatsoever in connection with the Secured Property.
8	Attorney

8.1	Power of attorney
The Shareholder by way of security hereby irrevocably appoints the Chargee to be its attorney in its name and on its behalf and as its act and deed or otherwise to execute,

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seal, deliver and complete any transfers or other documents which the Chargee may require for perfecting its title to or for vesting the Shares both present and future in the Chargee or its nominees or in any purchaser and to make any alteration or addition to the Shares comprised therein or any other alteration or addition and to re-deliver the same thereafter and otherwise generally to sign, seal, deliver and otherwise perfect any such transfers or other documents and any legal or other charges or assignments over the Shares referred to in clause 6 and to all such acts and things as may be required for the full exercise of the powers hereby conferred including any sale or other disposition realisation or getting in of the Secured Property and the Shareholder ratifies and confirms, and agrees to ratify and confirm any deed, assurance, agreement, instrument, act or thing which any such attorney may lawfully execute or do. Provided always that such power shall not be exercisable until the occurrence of an Event of Default which is continuing.
8.2	Dealings with attorneys
The exercise of such power by or on behalf of the Chargee shall not put any person dealing with the Chargee upon any enquiry as to whether an Event of Default has occurred, or whether the Chargee has made a demand for payment in accordance with the Corporate Guarantee, nor shall such person be in any way affected by notice that no such event has occurred and the -exercise by the Chargee of such power shall constitute conclusive evidence of its right to exercise the same.
8.3	Filings
The Shareholder hereby irrevocably appoints the Chargee to be its attorney in its name and on its behalf to agree the form of and to do and execute all deeds, instruments, acts and things to file, record, register or enrol this Deed which the Chargee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence of this Deed.
9	Continuing security and other matters

9.1	Continuing security
It is agreed that the security created by this Deed and the obligations and liabilities of the Shareholder and rights, remedies and powers of the Chargee hereunder:
9.1.1	shall be held by the Chargee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Loan Agreement, the Corporate Guarantee and the other Security Documents, express or implied;

9.1.2	shall be in addition to and shall not prejudice or affect and may be enforced by the Chargee without prior recourse to, the security created by any other of the Security Documents or by any present or future right or remedy held by or available to the Chargee or the Secured Creditors or any of them or any right or remedy of the Chargee or the Secured Creditors or any of them thereunder;

9.1.3	may be enforced by the Chargee without prior recourse to any such security or guarantee as is referred to in clause 9.1.2 and the Shareholder waives all rights it may have of first requiring the Chargee or the Secured Creditors or any of them to enforce any such security or guarantee or to proceed against or claim payment from the Company or any other person;

9.1.4	shall not be satisfied by any intermediate payment or satisfaction of any part of the

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Outstanding Indebtedness or by any settlement of accounts between the Company, Shareholder or any other person who may be liable to the Chargee or the Secured Creditors or any of them in respect of the Outstanding Indebtedness or any part thereof and the Chargee or the Secured Creditors or any of them;

9.1.5	shall not in any way be prejudiced or affected by any time, indulgence or relief being given by the Chargee or the Secured Creditors or any of them to the Company or any other person, by any amendment or supplement to the Corporate Guarantee, the Loan Agreement, any of the other Security Documents or any other document, by the taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any right, remedy or security against the Company or any other person or by anything done or omitted which but for this provision might operate to exonerate the Shareholder; and

9.1.6	shall not in any way be prejudiced or affected by any change in the constitution of, or any amalgamation or reconstruction of the Company, the Chargee or any other person or by any legal limitation, disability, incapacity or other circumstances relating to the Company or any other person, whether or not known to the Chargee, by any invalidity or irregularity or unenforceability of the obligations of the Company or any other person under the Corporate Guarantee, the Loan Agreement or any of the other Security Documents or otherwise; and so that in the event that any obligation or purported obligation of the Company or any other person which, if enforceable or valid or continuing, would be secured by this Deed is or becomes wholly or in part unenforceable or invalid or terminated for any reason whatsoever, the Shareholder will keep the Chargee fully indemnified against any loss suffered by the Chargee as a result of any failure by the Company or such other party to perform any such obligation or purported obligation.
9.2	Rights additional

All the rights, remedies and powers vested in the Chargee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Chargee or, as the case may be, the Secured Creditors or any of them under this Deed, the Loan Agreement, the Corporate Guarantee, the other Security Documents or at law and all the powers so vested in the Chargee or, as the case may be, the Secured Creditors may be exercised from time to time and as often as the Chargee or, as the case may be, the Secured Creditors may deem expedient.

9.3	No enquiry

The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or take any action to collect any moneys receivable by the Chargee in the exercise of any powers conferred by this Deed or to enforce any rights or benefits hereby assigned to the Chargee or to which the Chargee may at any time be entitled under this Deed.

9.4	Suspense account

Any moneys received by virtue of or in connection with the security created by this Deed may be placed to the credit of a suspense account with a view to preserving the rights of the Chargee and/or the other Secured Creditors or any of them to prove for the whole of the Outstanding Indebtedness against the Company in the event of any proceedings in, or analogous to, liquidation, composition or arrangement.

9.5	Settlements conditional

Any release, discharge or settlement between the Shareholder and the Chargee shall be conditional upon no security, disposition or payment to the Chargee or the Secured Creditors or any of them by the Company, the Borrowers, the Shareholder or

14

any other person being void or set aside or ordered to be refunded pursuant to any provisions or enactments relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled, the Chargee shall be entitled to enforce the security created by this Deed and the other Security Documents as if such release, settlement or discharge had not occurred and any such payment had not been made.

9.6	No responsibility for loss
The Chargee shall not be responsible for any loss occasioned by the timing of the exercise of its powers under this Deed.
10	Discharge of security
On payment of the Outstanding Indebtedness in full the security hereby constituted shall terminate and the Chargee shall, at the request and cost of the Shareholder, deliver, transfer or cause to be released to the Shareholder or to such person or persons as the Shareholder shall direct the documents and other articles referred to in clause 4.1 and release and retransfer the Secured Property to the Shareholder or to such person or persons as the Shareholder shall direct, free and discharged from the security hereby constituted.
11	Certificates
Any certificates or determination of the Chargee as to the amount owing by the Shareholder to the Chargee under, or secured by, this Deed shall, in the absence of manifest error, be conclusive and binding on and against the Shareholder.
12	Payments
12.1	No deductions
All payments to be made by the Shareholder under this Deed shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 12.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account as the Chargee shall from time to time notify to the Shareholder.
12.2	Grossing-up for Taxes
If at any time the Shareholder is required to make any deduction or withholding in respect of Taxes from any payment due under this Deed for the account of the Chargee, the sum due from the Shareholder in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Chargee receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Shareholder shall indemnify the Chargee against any losses or costs incurred by reason of any failure of the Shareholder to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Shareholder shall promptly deliver to the Chargee any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.
12.3	Currency indemnity
If any sum due from the Shareholder under this Deed or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under this Deed or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or

15

proof against the Shareholder, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Deed, the Shareholder shall indemnify and hold harmless the Chargee from or against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Chargee may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Shareholder under this clause 12.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Deed and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.
13	Notices and other matters

13.1	Notices
The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed save that any certificate, advice, demand or other communication shall be sent, if to be sent to the Shareholder, to it at:

c/o Enterprises Shipping and Trading S.A. 11 Posidonos Avenue 167 77 Athens Greece

Fax: +30 210 894 8403 Attention: Finance Department
13.2	No waiver
No failure or delay by the Chargee in exercising any right, power or remedy vested in it under this Deed shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.
13.3	Severability
Each of the provisions of this Deed is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid illegal or unenforceable the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.
13.4	Delegation of powers
The Chargee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed (including the power vested in it by virtue of clause 8) in such manner, upon such terms, and to such person as the Chargee in its absolute discretion may think fit.
13.5	Benefit of this Deed
This Deed shall be binding on, and enure for the benefit of, the Shareholder and the

16

Chargee and their respective successors and, in the case of the Chargee, its replacements.
13.6	Assignment by Shareholder

The Shareholder may not assign or transfer any of its rights or obligations under this Deed.

13.7	Disclosure of information

The Chargee may disclose to a potential Transferee Bank or to any other person who may propose entering into contractual relations with the Chargee or any Bank in relation to the Loan Agreement such information about the Shareholder as the Chargee shall consider appropriate Provided that the relevant Bank has entered into a confidentiality agreement with the Chargee in connection with any such information.

13.8	Replacements of Chargee

The Shareholder expressly acknowledges and accepts the provisions of clause 16 of the Loan Agreement and agrees that any person who replaces the Chargee in accordance with such clause shall be entitled to the benefit of this Deed.

14	Law and jurisdiction

14.1	Law

This Deed and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

14.2	Submission to jurisdiction
For the benefit of the Chargee, the parties hereto irrevocably agree that any legal action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations connected with it), against them or their assets may be brought in the courts of England or in the courts of any other country chosen by the Chargee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed. The Shareholder hereby unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers E.J.C. Album, Solicitor at present of Exchange Tower (10th floor), 1 Harbour Exchange Square, London E14 9GE, England to receive, for it and on its behalf, service of process issued out of the courts of England in any such legal action or proceedings and the Shareholder further undertakes that, in the event that such individual passes away or cannot be found, the Shareholder hereby irrevocably and unconditionally authorises the Chargee to designate, appoint and empower on its behalf, Messrs Cheeswrights at its then principal place of business in London as substitute process agents of E.J.C. Album for the purposes of this clause. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Chargee to take proceedings against the Shareholder in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Shareholder further agrees that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Shareholder may have against the Chargee arising out of or in connection with this Deed (including any non-contractual obligations connected with it).
14.3	Contracts (Rights of Third Parties) Act 1999
No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.
IN WITNESS whereof the parties hereto have caused this Deed to be duly executed as a deed the day and year first before written.

17

Schedule 1
The Shares

		No. of stocks/ shares	Par value of each share
Name of Shareholder	Certificate nos.	etc.	($)
Bulk Energy Transport (Holdings) Limited	1	50,000	1.00

18

Schedule 2
Specimen instrument of transfer
Stock Power
FOR VALUE RECEIVED                                         hereby sell, assign and transfer unto [please insert Social Security or other identifying number of assignee) ( ) Shares of [Lewisham Maritime Inc.] [Pulford Ocean Inc.] [Rayford Navigation Corp.] [Rossington Marine Corp.] [Quex Shipping Inc.] Limited standing in our name on the books of the said Company represented by
Certificate(s) No(s).                                        herewith, and do hereby irrevocably constitute and appoint                                        attorney to transfer the said stock on the books of the said Company with full power of substitution in the premises.
Dated:

For and on behalf of
BULK ENERGY TRANSPORT (HOLDINGS) LIMITED
In the presence of:

19

Schedule 3
Form of Shareholder’s letter of authority

To:	Citibank International plc 8 Othonos Street 105 57 Athens Greece
Date:
Dear Sirs
[Lewisham Maritime Inc.] [Pulford Ocean Inc.] [Rayford Navigation Corp.] [Rossington Marine Corp.] [Quex Shipping Inc.] (the “Company”)
We hereby unconditionally and irrevocably authorise you to date and otherwise complete the stock transfer form[s] in respect of our shares in the Company deposited by ourselves with yourselves pursuant to the charge dated [•] 2009 (the “Charge”) between (1) ourselves Bulk Energy Transport (Holdings) Limited and (2) yourselves, as and when you become entitled to date and complete the same pursuant to the terms of the Charge.
Yours faithfully

BULK ENERGY TRANSPORT (HOLDINGS) LIMITED

20

Schedule 4
Form of irrevocable proxy
We, BULK ENERGY TRANSPORT (HOLDINGS) LIMITED hereby irrevocably appoint CITIBANK INTERNATIONAL PLC as our proxy to vote at meetings of the Shareholders of [Lewisham Maritime Inc.] [Pulford Ocean Inc.] [Rayford Navigation Corp.] [Rossington Marine Corp.] [Quex Shipping Inc.] (the “Company”) in respect of any existing or further shares in the Company which may have been or may from time to time be issued to us and/or registered in our name. This proxy is irrevocable by reason of being coupled with the interest of CITIBANK INTERNATIONAL PLC as chargee of the aforesaid shares.

BULK ENERGY TRANSPORT (HOLDINGS) LIMITED

Dated: [•]

21

Schedule 5
Directors’ resignation letter
To: The Secretary and Directors,
[Lewisham Maritime Inc.] [Pulford Ocean Inc.] [Rayford Navigation Corp.] [Rossington Marine Corp.] [Quex Shipping Inc.] (the “Company”)
Date:
Dear Sirs
I hereby resign as a director/officer of the Company and confirm that I have no right to compensation or claims against the Company for loss of office, arrears of pay or otherwise howsoever.
Yours faithfully

22

Schedule 6
Directors’ letter of authority

To:	Citibank International plc 8 Othonos Street 105 57 Athens Greece
Date: [•] 2009
Dear Sirs
[Lewisham Maritime Inc.] [Pulford Ocean Inc.] [Rayford Navigation Corp.] [Rossington Marine Corp.] [Quex Shipping Inc.] (the “Company”)
I hereby unconditionally and irrevocably authorise you to date the resignation letter in respect of the Company deposited by me with you pursuant to the charge dated [•] 2009 (the “Charge”) between BULK ENERGY TRANSPORT (HOLDINGS) LIMITED and yourselves, as and when you wish to do so following an Event of Default (as defined or referred to in the Charge).
Yours faithfully

23

Schedule 7
Form of dividend mandate
To: [Lewisham Maritime Inc.] [Pulford Ocean Inc.] [Rayford Navigation Corp.] [Rossington Marine Corp.] [Quex Shipping Inc.]
Dividend Mandate
With effect from today’s date and pending receipt by you of instructions from ourselves, CITIBANK INTERNATIONAL PLC of 8 Othonos Street, 105 57 Athens, Greece to the contrary we, BULK ENERGY TRANSPORT (HOLDINGS) LIMITED hereby authorise and direct you to pay any dividends, interest or other moneys paid or payable on the shares in [Creighton Development Inc.] [Lewisham
Maritime Inc.] [Pulford Ocean Inc.] [Rayford Navigation Corp.] [Rossington Marine Corp.] [Quex Shipping Inc.] registered in our name to or to the order of CITIBANK INTERNATIONAL PLC. On receipt of this mandate please acknowledge to CITIBANK INTERNATIONAL PLC at the above address that you will act in accordance with the instructions contained herein.
Dated: [•]

For and on behalf of
BULK ENERGY TRANSPORT (HOLDINGS) LIMITED

24

EXECUTED as a DEED by	)
for and on behalf of	)
BULK ENERGY TRANSPORT (HOLDINGS) LIMITED )	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)
CITIBANK INTERNATIONAL PLC	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

25

Schedule 5
Form of Manager’s Undertaking
20

Private & Confidential
Manager’s Undertaking

To:	Citibank International plc 8 Othonos Street
105 57 Athens
Greece
(as Security Agent)

From:	[Enterprises Shipping and Trading SA 80 Broad Street
Monrovia
Republic of Liberia]
[Safbulk Maritime S.A.
Trust Company Complex
Ajeltake Island
Majuro
Marshall Islands M11969601
[•] 2009
Dear Sirs
Loan of US$222,000,000 to Creighton Development Inc., Lewisham Maritime Inc., Pulford Ocean Inc., Rayford Navigation Corp., Rossington Marine Corp. and Quex Shipping Inc.
1	Loan Agreement

1.1	We understand that under a loan agreement dated 26 June 2007, as amended and supplemented by a supplemental agreement dated 16 October 2007, a supplemental agreement dated 10 July 2008 and as amended and restated by a supplemental agreement dated [•] (together the “Loan Agreement”) and made between (1) Creighton Development Inc., Lewisham Maritime Inc., Pulford Ocean Inc., Rayford Navigation Corp., Rossington Marine Corp. and Quex Shipping Inc. as joint and several borrowers (together the “Borrowers”), (2) Citibank International plc as Agent (in such capacity the “Agent”), Security Agent and Account Bank, (3) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks” and, together with the Agent, the “Secured Creditors”) and (4) Citigroup Global Markets Limited as Arranger, the Banks have agreed to make available (and have made available) to the Borrowers, on a joint and several basis, a loan of up to Two hundred and twenty two million Dollars ($222,000,000) of which the principal amount outstanding at the date hereof is One hundred and forty three million ninety nine thousand four hundred and fifty five Dollars and fifty cents ($143,099,455.50) and that it is a condition precedent to the Banks maintaining the Loan to the Borrowers that we, [Enterprises Shipping and Trading S.A.] [Safbulk Maritime S.A.] (the “Manager”), enter into this letter of undertaking (the “Letter”) in favour of the Security Agent.

1.2	Words and expressions defined in the Loan Agreement shall, unless otherwise specified herein, have the same meanings when used herein.

2	Confirmations

2.1	We hereby confirm that:
(a)	we have been appointed as the [technical] [commercial] manager of m.v. [Bet Fighter] [Bet Intruder] [Bet Commander) [Bet Prince]

1

[Bet Scouter] (the “Ship”) registered under the flag of the [Isle of Man] pursuant to a management agreement dated 12 August 2009 (the “Management Agreement”) and made between ourselves and Bulk Energy Transport (Holdings) Limited as duly authorised agent for and on behalf of [Lewisham Maritime Inc.] [Rossington Marine Corp.] [Quex Shipping Inc.] [Rayford Navigation Corp.] [Pulford Ocean Inc.], the registered owner of the Ship (the “Owner”) by a letter dated [•] 2009 (such management agreement and the letter together referred to as the “Management Agreement”); and

(b)	we have accepted our appointment thereunder in accordance with the terms and conditions thereof.
2.2	We hereby further confirm that the representations and warranties set out in clause 7.2.9 of the Loan Agreement are true and correct in all respects.

3	Representations and warranties

We hereby represent and warrant that

3.1	the copy of the Management Agreement set out in the Appendix to this Letter is a true and complete copy of the Management Agreement, that the Management Agreement constitutes valid and binding obligations of the Manager enforceable in accordance with its terms and that there have been no amendments or variations thereto or defaults thereunder by the Manager or, to the best of the Manager’s knowledge and belief, by the Owner;

3.2	the Manager is duly incorporated and validly existing in good standing under the laws of the Republic of [Liberia] [the Marshall Islands] as a corporation and has power to carry on its business as it is now being conducted and to own its property and other assets;

3.3	the Manager has power to execute and deliver and perform its obligations under this Letter and the Management Agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

3.4	this Letter and the Management Agreement constitute or will, when executed, constitute valid and legally binding obligations of the Manager enforceable in accordance with their respective terms;

3.5	the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Letter and the Management Agreement by the Manager will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Manager is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Manager is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of the Manager or (iv) result in the creation or imposition of or oblige the Manager to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Manager;

3.6	the choice of English law to govern this Letter and the Management Agreement, and the submission therein by the Manager to the non-exclusive jurisdiction of the English courts are valid and binding;

3.7	every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Manager to authorise, or required by the Manager in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of this Letter and the Management Agreement or the performance by the Manager of its obligations under this Letter and the Management Agreement

2

has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same; and

3.8	the Manager is legally and ultimately beneficially owned by such person or persons as have been disclosed by or on behalf of the Borrowers and/or the Manager to the Arranger and/or the Agent and/or the Security Agent in the negotiation of the Loan Agreement and this Letter.

4	Undertakings

The Manager undertakes with the Security Agent that throughout the Security Period (as such term is defined in the first priority deed of covenant dated [•] (the “Deed of Covenant”) and executed by the Owner in favour of the Security Agent in respect of the Ship):

4.1	the Manager will not agree or purport to agree to any material amendment or variation of the Management Agreement without the prior written consent of the Security Agent (such consent not to be unreasonably withheld or delayed);

4.2	the Manager will procure that any sub-manager for the [technical] [commercial] management of the Ship appointed pursuant to the provisions of the Management Agreement or otherwise will, on or before the date of such appointment enter into an undertaking in favour of the Security Agent in substantially the same form (mutatis mutandis) as this Letter;

4.3	the Manager will not, without the prior written consent of the Security Agent, take any action or institute any proceedings or make or assert any claim on or in respect of the Ship or its policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period (as such term is defined in the Deed of Covenant) in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Security Agent or otherwise) in respect of the Ship and her Earnings (as such term is defined below) or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums) (the “Insurances”) or any moneys whatsoever from time to time due or payable to the Owner during the Security Period (as such term is defined in the Deed of Covenant) arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship (the “Earnings”) or any other property or other assets of the Owner which the Security Agent has previously advised the Manager are subject to any Encumbrance (as such term is defined in the Deed of Covenant) or right of set-off in favour of the Security Agent or the Secured Creditors or any of them by virtue of any of the Security Documents (as such term is defined in the Deed of Covenant);

4.4	the Manager will discontinue any such action or proceedings or claim which may have been taken, instituted or made or asserted, promptly upon notice from the Security Agent to do so;

4.5	the Manager does hereby subordinate any claim that it may have against the Owner or otherwise in respect of the Ship and its Earnings, Insurances and Requisition Compensation (as such term is defined in the Deed of Covenant) to the claims of the Security Agent and/or the Secured Creditors or any of them under the Loan Agreement and the other Security Documents and undertakes not to exercise any right to which it may be entitled in respect of the Owner and/or the Ship and/or its Earnings and/or Insurances and/or Requisition Compensation in competition with the Security Agent and/or the Secured Creditors; and

4.6	the Manager will provide the Security Agent with such information concerning the Ship as the Security Agent may from time to time reasonably require.

3

5	Acknowledgement

The Manager hereby acknowledges that it has seen and has reviewed the Loan Agreement and the other Security Documents.

6	Law and jurisdiction

6.1	The agreement constituted by this Letter including any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

6.2	The Manager agrees, for the benefit of the Security Agent, that any legal action or proceedings arising out of or in connection with this Letter (including any non-contractual obligations connected with it) against the Manager or any of its assets may be brought in the English courts. The Manager irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers E.J.C. Album, Solicitor at present of Exchange Tower (10th floor), 1 Harbour Exchange Square, London E14 9GE, England to receive, for it and on its behalf, service of process issued out of the courts of England in any such legal action or proceedings and the Manager further undertakes that, in the event that such individual passes away or cannot be found, the Manager hereby irrevocably and unconditionally authorises the Security Agent to designate, appoint and empower on its behalf, Messrs Cheeswrights at its then principal place of business in London as substitute process agents of E.J.C. Album for the purposes of this Letter. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Security Agent to take any proceedings against the Manager in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

6.3	No term of this Letter is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Letter or to whom this Letter is not addressed.
Yours faithfully,

For and on behalf of
[ENTERPRISES SHIPPING AND TRADING SA] [SAFBULK MARITIME S.A.

4

Appendix
Copy of the Management Agreement

5

Borrowers

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)	/s/ Alexandros Kapellaris
CREIGHTON DEVELOPMENT INC.	)	Authorised Signatory

/s/ Katerina Karagouni Witness
Name: Katerina Karagouni
Address: Norton Rose Lir
Occupation:

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)	/s/ Alexandros Kapellaris
LEWISHAM MARITIME INC.	)	Authorised Signatory

/s/ Katerina Karagouni Witness
Name: Katerina Karagouni
Address: Norton Rose LLP
Occupation:

6

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)	/s/ Alexandros Kapellaris
PULFORD OCEAN INC.	)	Authorised Signatory

/s/ Katerina Karagouni Witness
Name: Katerina Karagouni
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)	/s/ Alexandros Kapellaris
RAYFORD NAVIGATION CORP.	)	Authorised Signatory

/s/ Katerina Karagouni Witness
Name: Katerina Karagouni
Address: Norton Rose LLP
Occupation: Piraeus

7

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)	/s/ Alexandros Kapellaris
ROSSINGTON MARINE CORP.	)	Authorised Signatory

/s/ Katerina Karagouni Witness
Name: Katerina Karagouni
Address: Norton Rose
Occupation: Piraeos

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)	/s/ Alexandros Kapellaris
QUEX SHIPPING INC.	)	Authorised Signatory

/s/ Katerina Karagouni Witness
Name: Katerina Karagouni
Address: Norton Rose LLP
Occupation:
Creditors

SIGNED by George Kakoulidis
for and on behalf of
CITIBANK INTERNATIONAL PLC		/s/ George Kakoulidis
as Agent, Security Agent, Account Bank and Bank		Attorney-in-fact

SIGNED by Gregory Kondilis	)
and by Constantinos Flokos	)
for and on behalf of	)	/s/ Gregory Kondilis
ALPHA BANK A.E.	)	Attorney-in-fact
as Bank	)

SIGNED by A. Karagouni
for and on behalf of		/s/ A. Karagouni
CREDIT SUISSE		Attorney-in-fact
as Bank

SIGNED by A. Karagouni
for and on behalf of		/s/ A. Karagouni
THE GOVERNOR AND COMPANY OF		Attorney-in-fact
THE BANK OF IRELAND
as Bank

SIGNED by A. Karagouni
for and on behalf of		/s/ A. Karagouni
SAMBA FINANCIAL GROUP, LONDON BRANCH		Attorney-in-fact
as Bank

8

SIGNED by Sotirios Panagiotou
for and on behalf of
AGRICULTURAL BANK OF GREECE S.A.		/s/ Sotirios Panagiotou
PIRAEUS BRANCH		Attorney-in-fact
as Bank

SIGNED by Nicholas Vouyoukas	)
for and on behalf of	)	/s/ Nicholas Vouyoukas
FBB-FIRST BUSINESS BANK S.A.	)	Attorney-in-fact
as Bank	)
)

SIGNED by A. Karagouni
for and on behalf of		/s/ A. Karagouni
SCOTIABANK EUROPE PLC as Bank		Attorney-in-fact
Security Parties

EXECUTED as a DEED by Alexandros Kapellaris
for and on behalf of
BULK ENERGY TRANSPORT (HOLDINGS) LIMITED as	/s/ Alexandros Kapellaris
Corporate Guarantor	Attorney-in-fact
in the presence of:

/s/ Katerina Karagouni Witness
Name: Katerina Karagouni
Address: Norton Rose LLP
Occupation: Piraeus

EXECUTED as a DEED by Alexandros Kapellaris
for and on behalf of
ENTERPRISES SHIPPING AND TRADING SA	/s/ Alexandros Kapellaris
as Manager	Attorney-in-fact
in the presence of:

/s/ Katerina Karagouni Witness
Name: Katerina Karagouni
Address: Norton Rose LLP
Occupation: Piraeus

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Borrowers

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)
CREIGHTON DEVELOPMENT INC.	)	Authorised Signatory

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)
LEWISHAM MARITIME INC.	)	Authorised Signatory

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)
PULFORD OCEAN INC.	)	Authorised Signatory

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)
RAYFORD NAVIGATION CORP.	)	Authorised Signatory

Witness
Name:
Address:
Occupation:

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EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)
ROSSINGTON MARINE CORP.	)	Authorised Signatory

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)
QUEX SHIPPING INC.	)	Authorised Signatory

Witness
Name:
Address:
Occupation:
Creditors

SIGNED by George Kakoulidis	)
for and on behalf of	)
CITIBANK INTERNATIONAL PLC	)	Attorney-in-fact
as Agent, Security Agent, Account Bank and Bank	)

SIGNED by Gregory Kondilis	)
and by Constantinos Flokos	)
for and on behalf of	)
ALPHA BANK A.E.	)	Attorney-in-fact
as Bank	)

SIGNED by	)
for and on behalf of	)
CREDIT SUISSE	)	Attorney-in-fact
as Bank	)

SIGNED by	)
for and on behalf of	)
THE GOVERNOR AND COMPANY OF	)	Attorney-in-fact
THE BANK OF IRELAND	)
as Bank	)

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SIGNED by	)
for and on behalf of	)
SAMBA FINANCIAL GROUP, LONDON BRANCH	)	Attorney-in-fact
as Bank	)

SIGNED by	)
for and on behalf of	)
AGRICULTURAL BANK OF GREECE S.A.,	)	Attorney-in-fact
PIRAEUS BRANCH	)
as Bank	)

SIGNED by	)
and by	)
for and on behalf of	)
FBB-FIRST BUSINESS BANK S.A.	)	Attorney-in-fact
as Bank	)

SIGNED by	)
for and on behalf of	)
SCOTIABANK EUROPE PLC	)	Attorney-in-fact
as Bank	)
Security Parties

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)
BULK ENERGY TRANSPORT (HOLDINGS) LIMITED	)	Attorney-in-fact
as Corporate Guarantor	)
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by Alexandros Kapellaris	)
for and on behalf of	)
ENTERPRISES SHIPPING AND TRADING SA	)	Attorney-in-fact
as Manager	)
in the presence of:	)

Witness
Name:
Address:
Occupation:

23